PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(3)
(To prospectuses dated December 18, 2009 and	Registration Statement No. 333-163855
November 11, 2015	and 333-208110

3,000,000 Shares

LINCOLN NATIONAL CORPORATION
COMMON STOCK
(No Par Value)

And

 RELATED PLAN INTERESTS

Offered as set forth in this Prospectus Supplement pursuant to the

LNL AGENTS' 401(k) SAVINGS PLAN

This prospectus supplement relates to 3,000,000 shares of the Common Stock of Lincoln National Corporation to be offered and sold to eligible agents of The Lincoln National Life Insurance Company and certain of its affiliated entities under the LNL Agents' 401(k) Savings Plan, which we refer to in this prospectus supplement as the "Plan."  This prospectus also relates to an indeterminate number of Plan interests in LNL Agents' 401(k) Savings Plan, which are referred to as "Plan Interests" in this prospectus. The Plan Interests do not carry separate voting rights.

Our Common Stock is listed on the New York Stock Exchange under the symbol "LNC." On August 26, 2016, the last reported sale price of our Common Stock on the New York Stock Exchange composite transaction tape was $46.58 per share.  The Plan Interests are not listed for trading on any securities exchange or included in any automated quotation system.  We will not apply to list the Plan Interests on any securities exchange or to include the Plan Interests in any automated quotation system.

Each investment option offered to participants under the Plan, referred to as investment options or separate accounts, has its own investment objectives or goals and strategies for meeting those objectives.  Investing in each option involves risks, including possible loss of principal, and there is no guarantee that an option will achieve its stated investment objectives.  If an option's investment manager makes incorrect judgments about the markets, the economy, or companies, the return on a participant's investment may be adversely affected.  Investments in any of these options are not bank deposits and are not endorsed, insured, or guaranteed by the Federal Deposit Insurance Corporation (FDIC), any government agency, or bank.

Investing in our Common Stock involves risks.  See "Risk Factors" beginning on page 3 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

September 8, 2016

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement also constitutes a Summary Plan Description, and highlights the key features of the Plan.  This prospectus supplement does not describe all the details of the Plan. The Plan Document explains your benefits, rights and responsibilities in more detail, and is the controlling document in the case of any discrepancy between this prospectus supplement and the Plan Document.  It is important for you to read and consider all information contained in this prospectus in making your investment decision.  You should also read and consider the additional information under the caption "Where You Can Find More Information."  You should rely only on information in this prospectus, the Plan Document or information to which we have referred you.  We have not authorized anyone to provide you with information that is different.  We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.  The information contained or incorporated by reference in this prospectus supplement is accurate only as of the respective dates of such information.  Our business, financial condition, results of operations and prospectus supplement may have changed since those dates.

If you have any questions about the Plan that are not answered in this prospectus supplement, or if you would like a copy of the Plan Document, such additional information can be obtained (without charge) from the Lincoln National Corporation Benefits Committee, c/o George A. Murphy, 150 N. Radnor Chester Road, Building A, 3rd Floor, Radnor, PA  19087-5238.

Tax Advice Notice: We do not provide tax, accounting or legal advice. Recipients of this prospectus supplement should consult their own independent advisor on any tax, accounting or legal statements made in the prospectus supplement.

Unless otherwise indicated, all references in this prospectus supplement to "LNC," "we," "our," "us," or similar terms refer to Lincoln National Corporation together with its subsidiaries and affiliates.

TABLE OF CONTENTS

General Information	1
Forward-Looking Statements – Cautionary Language	1
Risk Factors	3
Summary of the Plan	19
Eligibility and Participation	19
Participant Contributions	20
Company Contributions	22
Account Statements	23
Limitations on Contributions	23
Expenses of the Plan	24
Vesting	24
Distributions From the Plan	25
Participant Loans	27
Lump Sum Distributions	28
Periodic Payments of Distributions	30
Fractional Shares	31
Beneficiary Designation	31
Assignment and Qualified Domestic Relations Orders	31
Amendment or Termination of the Plan	32
Administration of the Plan	32
Federal Income Tax Consequences	33
Your Rights and Protections Under ERISA	35
ERISA Claims Procedures	36
Important Information About This Plan	37
Valuation of Investments	38
Your Investment Options	39
Brokerage Account	55
Plan Interests are Securities	55
Lincoln National Corporation Common Stock and Preferred Stock	55
Experts	57
Legal Matters	58
Where You Can Find More Information	58
Documents Incorporated By Reference	59

REQUIRED DISCLOSURE FOR NORTH CAROLINA RESIDENTS
THE COM MISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED OF THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT.

i

GENERAL INFORMATION

The Lincoln National Life Insurance Company's ("LNL") Board of Directors first adopted the Plan on May 11, 1978 for the benefit of eligible participants and those of participating affiliates.  The Plan became effective January 1, 1979.

The Plan provides eligible participants serving as independent contractors to us with a convenient and systematic method of saving.  Under the Plan, there are currently twenty-six (26) investment Accounts, one of which is the LNC Stock Fund (see the section entitled "Investment of Contributions"). Lincoln Financial Group Trust Company, Inc., Concord, New Hampshire, is the Plan Trustee of the Plan (see the sections entitled "Administration of the Plan" and "Plan Trustee").

Lincoln National Corporation ("LNC," "we," "us" or "our") is a holding company, which operates multiple insurance and retirement businesses through subsidiary companies.  Through our business segments, we sell a wide range of wealth protection, accumulation and retirement income products and solutions.  These products include fixed and indexed annuities, variable annuities, universal life insurance ("UL"), variable universal life insurance ("VUL"), linked-benefit UL, term life insurance, indexed universal life insurance ("IUL"), employer-sponsored retirement plans and services, and group life, disability and dental.  LNC was organized under the laws of the state of Indiana in 1968.  We currently maintain our principal executive offices at 150 N. Radnor Chester Road, Radnor, Pennsylvania 19087, and our telephone number is (484) 583-1400.  "Lincoln Financial Group" is the marketing name for LNC and its subsidiary companies.  As of June 20, 2016, LNC had consolidated assets of $263.0 billion and consolidated stockholders' equity of $15.9 billion.  For the six months ended June 30, 2016, LNC had total revenues of $6.6 billion and net income of $533 million.  For the year ended December 31, 2015, LNC had total revenues of $15.9 billion and net income of $1.2 billion.

We provide products and services and report results through the following four business segments:  Annuities, Retirement Plan Services, Life Insurance and Group Protection. We also have Other Operations, which includes the financial data for operations that are not directly related to the business segments.

The following description of the Plan is a summary of its key terms and provisions. The statements contained in this prospectus concerning the Plan are qualified in their entirety by reference to the terms of the Plan itself, which is the legally controlling document. Eligible participants and their beneficiaries may obtain copies of the Plan upon request, or review them at our principal executive office.

FORWARD-LOOKING STATEMENTS – CAUTIONARY LANGUAGE

Certain statements made in this prospectus supplement and in other written or oral statements made by us or on our behalf are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA").  A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like:  "believe," "anticipate," "expect," "estimate," "project," "will," "shall" and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance.  In particular, these include statements relating to future actions, trends in our businesses, prospective services or products, future performance or financial results and the outcome of contingencies, such as legal proceedings.  We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements.  Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•
Deterioration in general economic and business conditions that may affect account values, investment results, guaranteed benefit liabilities, premium levels, claims experience and the level of pension benefit costs, funding and investment results;

•
Adverse global capital and credit market conditions could affect our ability to raise capital, if necessary, and may cause us to realize impairments on investments and certain intangible assets, including goodwill and the valuation allowance against deferred tax assets, which may reduce future earnings and/or affect our financial condition and ability to raise additional capital or refinance existing debt as it matures;

•
Because of our holding company structure, the inability of our subsidiaries to pay dividends to the holding company in sufficient amounts could harm the holding company's ability to meet its obligations;

•
Legislative, regulatory or tax changes, both domestic and foreign, that affect: the cost of, or demand for, our subsidiaries' products, the required amount of reserves and/or surplus, our ability to conduct business and our captive reinsurance arrangements as well as restrictions on revenue sharing and 12b‑1 payments, the potential for U.S. federal tax reform and the effect of the Department of Labor's ("DOL") regulation defining fiduciary;

•	Actions taken by reinsurers to raise rates on in-force business;
•	Declines in or sustained low interest rates causing a reduction in investment income, the interest margins of our businesses, estimated gross profits ("EGPs") and demand for our products;
•
Rapidly increasing interest rates causing contract holders to surrender life insurance and annuity policies, thereby causing realized investment losses, and reduced hedge performance related to variable annuities;

•
Uncertainty about the effect of rules and regulations to be promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank Act") on us and the economy and financial services sector in particular;

•
The initiation of legal or regulatory proceedings against us, and the outcome of any legal or regulatory proceedings, such as:  adverse actions related to present or past business practices common in businesses in which we compete; adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities and class action cases; new decisions that result in changes in law; and unexpected trial court rulings;

•
A decline in the equity markets causing a reduction in the sales of our subsidiaries' products, a reduction of asset-based fees that our subsidiaries charge on various investment and insurance products, an acceleration of the net amortization of deferred acquisition costs ("DAC"), value of business acquired ("VOBA"), deferred sales inducements ("DSI") and deferred front-end loads ("DFEL") and an increase in liabilities related to guaranteed benefit features of our subsidiaries' variable annuity products;

•
Ineffectiveness of our risk management policies and procedures, including various hedging strategies used to offset the effect of changes in the value of liabilities due to changes in the level and volatility of the equity markets and interest rates;

•
A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates or equity market returns from the assumptions used in pricing our subsidiaries' products, in establishing related insurance reserves and in the net amortization of DAC, VOBA, DSI and DFEL, which may reduce future earnings;

•
Changes in accounting principles generally accepted in the United States of America ("GAAP"), including convergence with International Financial Reporting Standards ("IFRS"), that may result in unanticipated changes to our net income;

•
Lowering of one or more of our debt ratings issued by nationally recognized statistical rating organizations and the adverse effect such action may have on our ability to raise capital and on our liquidity and financial condition;

•
Lowering of one or more of the insurer financial strength ratings of our insurance subsidiaries and the adverse effect such action may have on the premium writings, policy retention, profitability of our insurance subsidiaries and liquidity;

•
Significant credit, accounting, fraud, corporate governance or other issues that may adversely affect the value of certain investments in our portfolios, as well as counterparties to which we are exposed to credit risk, requiring that we realize losses on investments;

•	Inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others;
•
Interruption in telecommunication, information technology or other operational systems or failure to safeguard the confidentiality or privacy of sensitive data on such systems from cyberattacks or other breaches of our data security systems;

•	The effect of acquisitions and divestitures, restructurings, product withdrawals and other unusual items;
•	The adequacy and collectability of reinsurance that we have purchased;
•	Acts of terrorism, a pandemic, war or other man-made and natural catastrophes that may adversely affect our businesses and the cost and availability of reinsurance;
•
Competitive conditions, including pricing pressures, new product offerings and the emergence of new competitors, that may affect the level of premiums and fees that our subsidiaries can charge for their products;

•
The unknown effect on our subsidiaries' businesses resulting from changes in the demographics of their client base, as aging baby-boomers move from the asset-accumulation stage to the asset-distribution stage of life; and

•	Loss of key management, financial planners or wholesalers.

The risks included here are not exhaustive.  Other sections of the prospectus supplement, including "Risk Factors" beginning on page 3, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the Securities and Exchange Commission ("SEC") include additional factors that could affect our businesses and financial performance.  Moreover, we operate in a rapidly changing and competitive environment.  New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this prospectus supplement.

RISK FACTORS

You should carefully consider the risks described below and those incorporated by reference into this prospectus supplement before making an investment decision regarding your benefits under the Plan.  The risks and uncertainties described below and incorporated by reference into this prospectus are not the only ones facing our company.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.  If any of these risks actually occur, our business, financial condition and results of operations could be materially affected.  In that case, the value of our Common Stock could decline substantially.  In addition, there are risks in investing your money in the investment choices offering under the Plan.  These risks are discussed with the description of each investment option.

Legislative, Regulatory and Tax

Our businesses are heavily regulated and changes in regulation may affect our insurance subsidiary capital requirements or reduce our profitability.

State Regulation

Our insurance subsidiaries are subject to extensive supervision and regulation in the states in which we do business.   The supervision and regulation relate to numerous aspects of our business and financial condition.   The primary purpose of the supervision and regulation is the protection of our insurance contract holders, and not our investors.   The extent of regulation varies, but generally is governed by state statutes.   These statutes delegate regulatory, supervisory and administrative authority to state insurance departments.   This system of supervision and regulation covers, among other things:

•	Standards of minimum capital requirements and solvency, including risk based capital ("RBC") measurements;
•	Restrictions on certain transactions, including, but not limited to, reinsurance between our insurance subsidiaries and their affiliates;
•	Restrictions on the nature, quality and concentration of investments;
•	Restrictions on the receipt of reinsurance credit;
•	Restrictions on the types of terms and conditions that we can include in the insurance policies offered by our primary insurance operations;
•	Limitations on the amount of dividends that insurance subsidiaries can pay;
•	Licensing status of the company;
•	Certain required methods of accounting pursuant to statutory accounting principles ("SAP");
•	Reserves for unearned premiums, losses and other purposes; and
•
Assignment of residual market business and potential assessments for the provision of funds necessary for the settlement of covered claims under certain policies provided by impaired, insolvent or failed insurance companies.

State insurance regulators and the National Association of Insurance Commissioners ("NAIC") regularly re-examine existing laws and regulations applicable to insurance companies and their products.  Changes in these laws and regulations, or in interpretations thereof, sometimes lead to additional expense for the insurer and, thus, could have a material adverse effect on our financial condition and results of operations.  For example, the NAIC could enact additional regulations related to the reinsurance of variable annuity business that could limit or even eliminate our ability to reinsure such business in the future.

Although we endeavor to maintain all required licenses and approvals our businesses may not fully comply with the wide variety of applicable laws and regulations or the relevant authority's interpretation of the laws and regulations, which may change from time to time.  Also, regulatory authorities have relatively broad discretion to grant, renew or revoke licenses and approvals. If we do not have the requisite licenses and approvals or do not comply with applicable regulatory requirements, the insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or impose substantial fines. Further, insurance regulatory authorities have relatively broad discretion to issue orders of supervision, which permit such authorities to supervise the business and operations of an insurance company.  As of December 31, 2015, no state insurance regulatory authority had imposed on us any material fines or revoked or suspended any of our licenses to conduct insurance business in any state or issued an order of supervision with respect to our insurance subsidiaries, which would have a material adverse effect on our results of operations or financial condition.

Federal Regulation

In addition, our broker-dealer and investment advisor subsidiaries as well as our variable annuities and variable life insurance products, are subject to regulation and supervision by the SEC and the Financial Industry Regulation Authority. These laws and regulations generally grant supervisory agencies and self-regulatory organizations broad administrative powers, including the power to limit or restrict the subsidiaries from carrying on their businesses in the event that they fail to comply with such laws and regulations. The foregoing regulatory or governmental bodies, as well as the U.S. Department of Labor ("DOL") and others, have the authority to review our products and business practices and those of our agents and employees. In recent years, there has been increased scrutiny of our businesses by these bodies, which has included more extensive examinations, regular sweep inquiries and more detailed review of disclosure documents. These regulatory or governmental bodies may bring regulatory or other legal actions against us if, in their view, our practices, or those of our agents or employees, are improper. These actions can result in substantial fines, penalties or prohibitions or restrictions on our business activities and could have a material adverse effect on our business, results of operations or financial condition.

Department of Labor regulation defining fiduciary could cause changes to the manner in which we deliver products and services as well as changes in nature and amount of compensation and fees.

On April 8, 2016, the DOL released the final Definition of Fiduciary; Conflict of Interest Rule and related prohibited transaction exemptions (the "DOL Fiduciary Rule"), which, when effective, will substantially expand the range of activities that would be considered to be fiduciary investment advice under ERISA and the Internal Revenue Code.  The DOL Fiduciary Rule provides for a phased implementation of the provisions of this new regulation, the first of which will be effective on April 10, 2017, with full implementation by January 1, 2018.  Under the DOL Fiduciary Rule, the investment-related information and support that our advisors and employees may provide to plan sponsors, participants and IRA holders on a non-fiduciary basis will be limited beyond what is allowed under the current law.  As a result, changes to the methods that we use to (i) deliver products and services, and (ii) pay and receive compensation for our investment-related products and services may be required, which may impact sales or margins.  In addition, if any of our advisors were to provide fiduciary investment advice as defined in the DOL Fiduciary Rule, it could also expose us and our advisors to additional risk of legal liability in connection with that advice.  For additional information regarding the DOL proposed regulation, see "Item 1. Business – Regulatory – Insurance Regulation – Federal Initiatives – Department of Labor Regulation" in our 2015 Form 10-K.

Attempts to mitigate the impact of Regulation XXX and Actuarial Guideline 38 may fail in whole or in part resulting in an adverse effect on our financial condition and results of operations.

Regulation XXX ("XXX") requires insurers to establish additional statutory reserves for term life insurance policies with long-term premium guarantees and UL policies with secondary guarantees.  In addition, Actuarial Guideline 38 ("AG38") clarifies the application of XXX with respect to certain UL insurance policies with secondary guarantees.  Virtually all of our newly issued term and the majority of our newly issued UL insurance products are affected by XXX and AG38. The application of both AG38 and XXX involve numerous interpretations.  If state insurance departments do not agree with our interpretations, we may have to increase reserves related to such policies.  The NYDFS does not recognize the NAIC revisions to AG38 in applying the New York law governing the reserves to be held for UL and VUL products containing secondary guarantees.  The change, which was effective as of December 31, 2013, impacts our New York-domiciled insurance subsidiary, Lincoln Life and Annuity Company of New York ("LLANY").  LLANY discontinued the sale of these products in early 2013, but the change affects those policies sold prior to that time.  We began phasing in the increase in reserves over five years beginning in 2013.  As of December 31, 2015, we have increased reserves by $270 million.

We have implemented, and plan to continue to implement, reinsurance and capital management transactions to mitigate the capital impact of XXX and AG38, including the use of captive reinsurance subsidiaries. Recently, the NAIC adopted AG 48 regulating the terms of these arrangements that are entered into or amended in certain ways after December 31, 2014.  This new guideline imposes restrictions on the types of assets that can be used to support the reinsurance in these kinds of transactions.  We cannot provide assurance that we will be able to continue to implement transactions or take other actions to mitigate the impact of XXX or AG38 on future sales of term and UL insurance products.  If we are unable to continue to implement such solutions for any reason, we may have lower returns on such products sold than we currently anticipate and/or reduce our sales of these products.

Changes in U.S. federal income tax law could increase our tax costs and make the products that we sell less desirable.

Changes to the Internal Revenue Code, the issuance of administrative rulings or court decisions could increase our effective tax rate, make our products less desirable and lower our net income on both a statutory accounting and GAAP basis.  For example, the House Ways and Means Committee, led by former Representative Dave Camp, previously released a draft of a tax reform act in early 2014 that proposed several significant changes to insurance company taxation.  While those provisions were not enacted, tax reform discussions continue at the Congressional Committee level.  These discussions have a near-term focus on international tax law changes, but there is also broad support in both Houses of Congress for comprehensive tax reform.  If comprehensive tax reform legislation does move forward, there may be an impact to the life insurance company tax regime.

Further the Obama Administration released its fiscal year 2017 budget proposal on February 9, 2016.  The budget includes proposals that, if enacted, would affect the taxation of life insurance companies and certain life insurance products.  If enacted into law, the statutory changes contemplated by the Administration's revenue proposals could, among other things, change the method used to determine the amount of dividend income received by a life insurance company on assets held in separate accounts used to support products, including variable life insurance and variable annuity contracts, that are eligible for the dividends-received deduction.  The dividends-received deduction reduces the amount of dividend income subject to tax and is a significant component of the difference between our actual tax expense and expected amount determined using the federal statutory tax rate of 35%.  Our income tax provision for the year ended December 31, 2015, included a tax benefit for the separate account dividends-received deduction benefit of $180 million relating to the 2015 tax year.  In addition, the proposals could affect the treatment of COLI policies by limiting the availability of certain interest deductions for companies that purchase those policies.  If proposals of this type were enacted, our sale of COLI, variable annuities and variable life products could be adversely affected, and our actual tax expense could increase, thereby reducing earnings.

Legal and regulatory actions are inherent in our businesses and could result in financial losses or harm our businesses.

We are, and in the future may be, subject to legal and regulatory actions in the ordinary course of our insurance and retirement operations.  Pending legal actions include proceedings relating to aspects of our businesses and operations that are specific to us and proceedings that are typical of the businesses in which we operate. Some of these proceedings have been brought on behalf of various alleged classes of complainants.  In certain of these matters, the plaintiffs are seeking large and/or indeterminate amounts, including punitive or exemplary damages.  Substantial legal liability in these or future legal or regulatory actions could have a material financial effect or cause significant harm to our reputation, which in turn could materially harm our business prospects. See Note 13 of the Notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015 (the "2015 Form 10-K"), and Note 8 of the Notes to our Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, for a description of legal and regulatory proceedings and actions.

Implementation of the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act may subject us to substantial additional federal regulation, and we cannot predict the effect on our business, results of operations, cash flows or financial condition.

Since it was enacted in 2010, the Dodd-Frank Act has brought wide-ranging changes to the financial services industry , including changes to the rules governing derivatives; restrictions on proprietary trading by certain entities; a study by the SEC of the rules governing broker-dealers and investment advisers with respect to individual investors and investment advice, followed potentially by rulemaking; the creation of a new Federal Insurance Office within the U.S. Treasury to gather information and make recommendations regarding regulation of the insurance industry; the creation of a resolution authority to unwind failing institutions; the creation of a new Consumer Financial Protection Bureau to protect consumers of certain financial products; and changes to executive compensation and certain corporate governance rules, among other things.

The Dodd-Frank Act requires significant rulemaking across numerous agencies within the federal government, some of which has been implemented.  The implementation of newly-adopted rules will continue throughout 2016, as will the rulemaking process.  The ultimate impact of these provisions on our businesses (including product offerings), results of operations, liquidity and capital resources is currently indeterminable.

Changes in accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies may adversely affect our financial statements.

Our financial statements are prepared in accordance with GAAP as identified in the Financial Accounting Standards Board ("FASB") Accounting Standards Codification™ ("ASC").  From time to time, we are required to adopt new or revised accounting standards or guidance that is incorporated into the FASB ASC.  It is possible that future accounting standards we are required to adopt could change the current accounting treatment that we apply to our consolidated financial statements and that such changes could have a material adverse effect on our financial condition and results of operations.

Specifically, the FASB is working on several key projects, including those which could result in significant changes to how we account for and report our insurance contracts, financial instruments and DAC.  Depending on the magnitude of the changes ultimately adopted by the FASB, the proposed changes to GAAP may impose special demands on issuers in the areas of employee training, internal controls, contract fulfillment and disclosure and may affect how we manage our business, as it may affect other business processes such as design of compensation plans, product design, etc.  The effective dates and transition methods are not known; however, issuers may be required to or may choose to adopt the new standards retrospectively.  In this case, the issuer will report results under the new accounting method as of the effective date, as well as for all periods presented.  In addition, the SEC is considering whether and how to incorporate International Financial Reporting Standards into the U.S. financial reporting system.

Our domestic insurance subsidiaries are subject to SAP. Any changes in the method of calculating reserves for our life insurance and annuity products under SAP, such as the finalization of principles-based reserving, may result in increased reserve requirements.

Anti-takeover provisions could delay, deter or prevent our change in control, even if the change in control would be beneficial to LNC shareholders.

We are an Indiana corporation subject to Indiana state law.  Certain provisions of Indiana law could interfere with or restrict takeover bids or other change in control events affecting us.  Also, provisions in our articles of incorporation, bylaws and other agreements to which we are a party could delay, deter or prevent our change in control, even if a change in control would be beneficial to shareholders.  In addition, under Indiana law, directors may, in considering the best interests of a corporation, consider the effects of any action on shareholders, employees, suppliers and customers of the corporation and the communities in which offices and other facilities are located, and other factors the directors consider pertinent.   One statutory provision prohibits, except under specified circumstances, LNC from engaging in any business combination with any shareholder who owns 10% or more of our common stock (which shareholder, under the statute, would be considered an "interested shareholder") for a period of five years following the time that such shareholder became an interested shareholder, unless such business combination is approved by the board of directors prior to such person becoming an interested shareholder.   In addition, our articles of incorporation contain a provision requiring holders of at least three-fourths of our voting shares then outstanding and entitled to vote at an election of directors, voting together, to approve a transaction with an interested shareholder rather than the simple majority required under Indiana law, unless certain price thresholds are met.

In addition to the anti-takeover provisions of Indiana law, there are other factors that may delay, deter or prevent our change in control. As an insurance holding company, we are regulated as an insurance holding company and are subject to the insurance holding company acts of the states in which our insurance company subsidiaries are domiciled.  The insurance holding company acts and regulations restrict the ability of any person to obtain control of an insurance company without prior regulatory approval.  Under those statutes and regulations, without such approval (or an exemption), no person may acquire any voting security of a domestic insurance company, or an insurance holding company which controls an insurance company, or merge with such a holding company, if as a result of such transaction such person would "control" the insurance holding company or insurance company.  "Control" is generally defined as the direct or indirect power to direct or cause the direction of the management and policies of a person and is presumed to exist if a person directly or indirectly owns or controls 10% or more of the voting securities of another person.

Market Conditions

Weak conditions in the global capital markets and the economy generally may materially adversely affect our business and results of operations.

Our results of operations are materially affected by conditions in the global capital markets and the economy generally, both in the U.S. and elsewhere around the world. Continued unconventional easing from the major central banks, ongoing global growth weakness and the ability of the U.S. government to proactively address the fiscal imbalance remain key challenges for markets and our business.  These macro-economic conditions may have an adverse effect on us given our credit and equity market exposure.  In the event of extreme prolonged market events, such as the global credit crisis and recession that occurred during 2008 and 2009, we could incur significant losses. Even in the absence of a market downturn, we are exposed to substantial risk of loss due to market volatility.

Factors such as consumer spending, business investment, domestic and foreign government spending, the volatility and strength of the capital markets, the potential for inflation or deflation and uncertainty over domestic and foreign government actions all affect the business and economic environment and, ultimately, the amount and profitability of our business.   In an economic downturn

characterized by higher unemployment, lower disposable income, lower corporate earnings, lower business investment and lower consumer spending, the demand for our financial and insurance products could be adversely affected. In addition, we may experience an elevated incidence of claims and lapses or surrenders of policies.  Our contract holders may choose to defer paying insurance premiums or stop paying insurance premiums altogether.  Adverse changes in the economy could affect earnings negatively and could have a material adverse effect on our business, results of operations and financial condition.

Changes in interest rates and sustained low interest rates may cause interest rate spreads to decrease and changes in interest rates may also result in increased contract withdrawals.

Interest rate fluctuations and/or a sustained period of low interest rates could negatively affect our profitability.   Some of our products, principally fixed annuities, UL, IUL and the fixed portion s of variable annuities, and VUL have interest rate guarantees that expose us to the risk that changes in interest rates will reduce our spread, or the difference between the amounts that we are required to pay under the contracts and the amounts we are able to earn on our general account investments intended to support our obligations under the contracts.  Spreads are an important component of our net income.  Declines in our spread or instances where the returns on our general account investments are not enough to support the interest rate guarantees on these products could have a material adverse effect on our businesses or results of operations.  In addition, low rates increase the cost of providing variable annuity living benefit guarantees, which could negatively affect our variable annuity profitability.

In periods when interest rates are declining or remain at low levels, we may have to reinvest the cash we receive as interest or return of principal on our investments in lower yielding instruments reducing our spread.  Moreover, borrowers may prepay fixed-income securities, commercial mortgages and mortgage-backed securities in our general account in order to borrow at lower market rates, which exacerbate this risk.  Lowering interest crediting rates helps to mitigate the effect of spread compression on some of our products.  However, because we are entitled to reset the interest rates on our fixed-rate annuities only at limited, pre-established intervals, and since many of our contracts have guaranteed minimum interest or crediting rates, our spreads could still decrease.  As of December 31, 2015, 40% of our annuities business, 93% of our retirement plan services business and 96% of our life insurance business with guaranteed minimum interest or crediting rates are at their guaranteed minimums.

Our expectation for future spreads is an important component in the amortization of DAC and value of business acquired ("VOBA") as it affects the future profitability of the business.   Currently, new money rates continue to be at historically low levels. The Federal Reserve Board forecasts point toward short-term rates likely moving towards or slightly above 1% at the end of 2016.  As a result of the low interest environment, we lowered our long-term new money investment yield assumption and recorded an unfavorable unlocking during 2015, which was most pronounced in the Life Insurance segment.  We cannot give assurance that persistent low interest rates will not result in future negative unlockings. For additional information on interest rate risks, see "Part II – Item 7A. Quantitative and Qualitative Disclosures About Market Risk – Interest Rate Risk" of our 2015 Form 10-K.

A decline in market interest rates could also reduce our return on investments that do not support particular policy obligations.   During periods of sustained lower interest rates, our recorded policy liabilities may not be sufficient to meet future policy obligations and may need to be strengthened, thereby reducing net income in the affected reporting period.   Accordingly, declining interest rates may materially affect our results of operations, financial condition and cash flows and significantly reduce our profitability.

Increases in market interest rates may also negatively affect our profitability.   In periods of rapidly increasing interest rates, we may not be able to replace the assets in our general account with higher yielding assets needed to fund the higher crediting rates necessary to keep our interest-sensitive products competitive.   We, therefore, may have to accept a lower spread and thus lower profitability or face a decline in sales and greater loss of existing contracts and related assets.   Increases in interest rates may cause increased surrenders and withdrawals of insurance products. In periods of increasing interest rates, policy loans and surrenders and withdrawals of life insurance policies and annuity contracts may increase as contract holders seek to buy products with perceived higher returns.   This process may lead to a flow of cash out of our businesses.   These outflows may require investment assets to be sold at a time when the prices of those assets are lower because of the increase in market interest rates, which may result in realized investment losses.   A sudden demand among consumers to change product types or withdraw funds could lead us to sell assets at a loss to meet the demand for funds.   Furthermore, unanticipated increases in withdrawals and termination may cause us to unlock our DAC and VOBA assets, which would reduce net income.  An increase in market interest rates could also have a material adverse effect on the value of our investment portfolio, for example, by decreasing the estimated fair values of the fixed- income securities that comprise a substantial portion of our investment portfolio.  An increase in interest rates could also result in decreased fee income associated with a decline in the value of variable annuity account balances invested in fixed- income funds.

Because the equity markets and other factors impact the profitability and expected profitability of many of our products, changes in equity markets and other factors may significantly affect our business and profitability.

The fee income that we earn on variable annuities and VUL insurance policies is based primarily upon account values.   Because strong equity markets result in higher account values, strong equity markets positively affect our net income through increased fee income.  Conversely, a weakening of the equity markets results in lower fee income and may have a material adverse effect on our results of operations and capital resources.

The increased fee income resulting from strong equity markets increases the estimated gross profits ("EGPs") from variable insurance products as do better than expected lapses, mortality rates and expenses.  As a result, higher EGPs may result in lower net amortized costs related to DAC, deferred sales inducements ("DSI"), VOBA, deferred front-end loads ("DFEL") and changes in future contract benefits.  However, a decrease in the equity markets, as well as worse than expected increases in lapses, mortality rates and expenses, depending upon their significance, may result in higher net amortized costs associated with DAC, DSI, VOBA, DFEL and changes in future contract benefits and may have a material adverse effect on our results of operations and capital resources.  If we had unlocked our reversion to the mean ("RTM") assumption in the corridor as of December 31, 2015, we would have recorded favorable unlocking of approximately $145 million, pre-tax, for our Annuities segment, approximately $20 million, pre-tax, for our Retirement Plan Services segment and approximately $15 million, pre-tax, for our Life Insurance segment.  For further information about our RTM process, see "Critical Accounting Policies and Estimates – DAC, VOBA, DSI and DFEL – Reversion to the Mean" in the MD&A or our 2015 Form 10-K.

Changes in the equity markets, interest rates and/or volatility affect the profitability of our products with guaranteed benefits; therefore, such changes may have a material adverse effect on our business and profitability.

Certain of our variable annuity products include guaranteed benefit riders.  These include guaranteed death benefit ("GDB"), guaranteed withdrawal benefit ("GWB") and guaranteed income benefit ("GIB") riders.  Our GWB, GIB and 4LATER ® (a form of GIB rider) features have elements of both insurance benefits accounted for under the Financial Services – Insurance – Claim Costs and Liabilities for Future Policy Benefits Subtopic of the FASB ASC ("benefit reserves") and embedded derivatives accounted for under the Derivatives and Hedging and the Fair Value Measurements and Disclosures Topics of the FASB ASC ("embedded derivative reserves").  We calculate the value of the embedded derivative reserve and the benefit reserves based on the specific characteristics of each guaranteed living benefit feature.  The amount of reserves related to GDB for variable annuities is tied to the difference between the value of the underlying accounts and the GDB, calculated using a benefit ratio approach.  The GDB reserves take into account the present value of total expected GDB payments, the present value of total expected GDB assessments over the life of the contract, claims paid to date and assessments to date. Reserves for our GIB and certain GWB with lifetime benefits are based on a combination of fair value of the underlying benefit and a benefit ratio approach that is based on the projected future payments in excess of projected future account values.  The benefit ratio approach takes into account the present value of total expected GIB payments, the present value of total expected GIB assessments over the life of the contract, claims paid to date and assessments to date.  The amount of reserves related to those GWB that do not have lifetime benefits is based on the fair value of the underlying benefit.

Both the level of expected payments and expected total assessments used in calculating the reserves not carried at fair value are affected by the equity markets.  The liabilities related to fair value are impacted by changes in equity markets, interest rates, volatility, foreign exchange rates and credit spreads.  Accordingly, strong equity markets, increases in interest rates and decreases in volatility will generally decrease the reserves calculated using fair value.  Conversely, a decrease in the equity markets along with a decrease in interest rates and an increase in volatility will generally result in an increase in the reserves calculated using fair value.

Increases in reserves would result in a charge to our earnings in the quarter in which the increase occurs.  Therefore, we maintain a customized dynamic hedge program that is designed to mitigate the risks associated with income volatility around the change in reserves on guaranteed benefits.  However, the hedge positions may not be effective to exactly offset the changes in the carrying value of the guarantees due to, among other things, the time lag between changes in their values and corresponding changes in the hedge positions, high levels of volatility in the equity markets and derivatives markets, extreme swings in interest rates, contract holder behavior different than expected, a strategic decision to adjust the hedging strategy in reaction to extreme market conditions or inconsistencies between economic and statutory reserving guidelines and divergence between the performance of the underlying funds and hedging indices.

In addition, we remain liable for the guaranteed benefits in the event that derivative counterparties are unable or unwilling to pay, and we are also subject to the risk that the cost of hedging these guaranteed benefits increases, resulting in a reduction to net income.  These, individually or collectively, may have a material adverse effect on net income, financial condition or liquidity.

Liquidity and Capital Position

Adverse capital and credit market conditions may affect our ability to meet liquidity needs, access to capital and cost of capital.

We need liquidity to pay our operating expenses, interest on our debt and dividends on our capital stock, to maintain our securities lending activities and to replace certain maturing liabilities.  Without sufficient liquidity, we will be forced to curtail our operations, and our business will suffer.  When considering our liquidity and capital position, it is important to distinguish between the needs of our insurance subsidiaries and the needs of the holding company.

For our insurance and other subsidiaries, the principal sources of liquidity are insurance premiums and fees, annuity considerations and cash flow from our investment portfolio and assets, consisting mainly of cash or assets that are readily convertible into cash.

In the event that current resources do not satisfy our needs, we may have to seek additional financing.  The availability of additional financing will depend on a variety of factors such as market conditions, the general availability of credit, the volume of trading activities, the overall availability of credit to the financial services industry, our credit ratings and credit capacity, as well as the possibility that customers or lenders could develop a negative perception of our long- or short-term financial prospects if we incur large investment losses or if the level of our business activity decreases due to a market downturn.  Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us.  See "Review of Consolidated Financial Condition – Liquidity and Capital Resources – Sources of Liquidity and Cash Flow" in the MD&A of our 2015 Form 10-K for a description of our credit ratings.  Our internal sources of liquidity may prove to be insufficient, and in such case, we may not be able to successfully obtain additional financing on favorable terms, or at all.

Disruptions, uncertainty or volatility in the capital and credit markets may also limit our access to capital required to operate our business, most significantly our insurance operations.  Such market conditions may limit our ability to replace, in a timely manner, maturing liabilities; satisfy statutory capital requirements; generate fee income and market-related revenue to meet liquidity needs; and access the capital necessary to grow our business.  As such, we may be forced to delay raising capital, issue shorter term securities than we prefer or bear an unattractive cost of capital which could decrease our profitability and significantly reduce our financial flexibility. Our results of operations, financial condition, cash flows and statutory capital position could be materially adversely affected by disruptions in the financial markets.

Because we are a holding company with no direct operations, the inability of our subsidiaries to pay dividends to us in sufficient amounts would harm our ability to meet our obligations.

We are a holding company and we have no direct operations.  Our principal asset is the capital stock of our insurance subsidiaries.  Our ability to meet our obligations for payment of interest and principal on outstanding debt obligations and to pay dividends to shareholders, repurchase our securities and pay corporate expenses depends primarily on the ability of our subsidiaries to pay dividends or to advance or repay funds to us.  Under Indiana laws and regulations, our Indiana insurance subsidiaries, including The Lincoln National Life Insurance Company ("LNL"), our primary insurance subsidiary, may pay dividends to us without prior approval of the Commissioner up to a certain threshold, or must receive prior approval of the Commissioner to pay a dividend if such dividend, along with all other dividends paid within the preceding 12 consecutive months, exceed the statutory limitation.   The current Indiana statutory limitation is the greater of 10% of the insurer's contract holders' surplus, as shown on its last annual statement on file with the Commissioner, or the insurer's statutory net gain from operations for the previous 12 months, but in no event to exceed statutory unassigned surplus.

In addition, payments of dividends and advances or repayment of funds to us by our insurance subsidiaries are restricted by the applicable laws of their respective jurisdictions requiring that our insurance subsidiaries hold a specified amount of minimum reserves in order to meet future obligations on their outstanding policies.  These regulations specify that the minimum reserves shall be calculated to be sufficient to meet future obligations, after giving consideration to future required premiums to be received, and are based on certain specified mortality and morbidity tables, interest rates and methods of valuation, which are subject to change.  In order to meet their claims-paying obligations, our insurance subsidiaries regularly monitor their reserves to ensure we hold sufficient amounts to cover actual or expected contract and claims payments.  At times, we may determine that reserves in excess of the minimum may be needed to ensure sufficiency.

Changes in, or reinterpretations of, these laws can constrain the ability of our subsidiaries to pay dividends or to advance or repay funds to us in sufficient amounts and at times necessary to meet our debt obligations and corporate expenses.   Requiring our insurance subsidiaries to hold additional reserves has the potential to constrain their ability to pay dividends to the holding company. See "Legislative, Regulatory and Tax – Attempts to mitigate the impact of Regulation XXX and Actuarial Guideline 38 may fail in whole or in part resulting in an adverse effect on our financial condition and results of operations" above for additional information on potential changes in these laws.

The earnings of our insurance subsidiaries impact contract holders' surplus.  Lower earnings constrain the growth in our insurance subsidiaries' capital, and therefore, can constrain the payment of dividends and advances or repayment of funds to us.

In addition, the amount of surplus that our insurance subsidiaries could pay as dividends is constrained by the amount of surplus they hold to maintain their financial strength ratings, to provide an additional layer of margin for risk protection and for future investment in our businesses.  Notwithstanding the foregoing, we believe that our insurance subsidiaries have sufficient liquidity to meet their contract holder obligations and maintain their operations.

A decrease in the capital and surplus of our insurance subsidiaries may result in a downgrade to our credit and insurer financial strength ratings.

In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including the amount of statutory income or losses generated by our insurance subsidiaries (which itself is sensitive to equity market and credit market conditions), the amount of additional capital our insurance subsidiaries must hold to support business growth, changes in reserving requirements, such as principles-based reserving, our inability to obtain reserve relief, changes in equity market levels, the value of certain fixed-income and equity securities in our investment portfolio, the value of certain derivative instruments that do not get hedge accounting treatment, changes in interest rates and foreign currency exchange rates, as well as changes to the NAIC RBC formulas.  The RBC ratio is also affected by the product mix of the in-force book of business (i.e., the amount of business without guarantees is not subject to the same level of reserves as the business with guarantees).  Most of these factors are outside of our control. Our credit and insurer financial strength ratings are significantly influenced by the statutory surplus amounts and RBC ratios of our insurance company subsidiaries.  The RBC ratio of LNL is an important factor in the determination of the credit and financial strength ratings of LNC and its subsidiaries.  In addition, rating agencies may implement changes to their internal models that have the effect of increasing or decreasing the amount of statutory capital we must hold in order to maintain our current ratings.  In extreme scenarios of equity market declines, the amount of additional statutory reserves that we are required to hold for our variable annuity guarantees may increase at a rate greater than the rate of change of the markets.   Increases in reserves reduce the statutory surplus used in calculating our RBC ratios.  To the extent that our statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, we may seek to raise additional capital through public or private equity or debt financing, which may be on terms not as favorable as in the past.

Alternatively, if we were not to raise additional capital in such a scenario, either at our discretion or because we were unable to do so, our financial strength and credit ratings might be downgraded by one or more rating agencies.   For more information on risks regarding our ratings, see "Covenants and Ratings – A downgrade in our financial strength or credit ratings could limit our ability to market products, increase the number or value of policies being surrendered and/or hurt our relationships with creditors" below.

An inability to access our credit facilities could result in a reduction in our liquidity and lead to downgrades in our credit and financial strength ratings.

We have a $2.5 billion unsecured facility, which expires on June 30, 2021.  We also have other facilities that we enter into in the ordinary course of business.  See "Review of Consolidated Financial Condition – Liquidity and Capital Resources – Sources of Liquidity and Cash Flow – Financing Activities" in the MD&A and Note 12 of our 2015 Form 10-K.

We rely on our credit facilities as a potential source of liquidity.  We also use the credit facility as a potential backstop to provide variable annuity reserve credit.  While our variable annuity hedge assets have historically always exceeded the statutory reserves, in certain severely stressed market conditions, it is possible that the hedge assets could be less than the statutory reserve.  Our credit facility is available to provide reserve credit to LNL in such a case.  If we were unable to access our facility in such circumstances, it could materially impact LNL's capital position.  The availability of these facilities could be critical to our credit and financial strength ratings and our ability to meet our obligations as they come due in a market when alternative sources of credit are tight.  The credit facilities contain certain administrative, reporting, legal and financial covenants.  We must comply with covenants under our credit facilities, including a requirement to maintain a specified minimum consolidated net worth.

Our right to borrow funds under these facilities is subject to the fulfillment of certain important conditions, including our compliance with all covenants, and our ability to borrow under these facilities is also subject to the continued willingness and ability of the lenders that are parties to the facilities to provide funds.  Our failure to comply with the covenants in the credit facilities or fulfill the conditions to borrowings, or the failure of lenders to fund their lending commitments (whether due to insolvency, illiquidity or other reasons) in the amounts provided for under the terms of the facilities, would restrict our ability to access these credit facilities when needed and, consequently, could have a material adverse effect on our financial condition and results of operations.

Assumptions and Estimates

As a result of changes in assumptions, estimates and methods in calculating reserves, our reserves for future policy benefits and claims related to our current and future business as well as businesses we may acquire in the future may prove to be inadequate.

We establish and carry, as a liability, reserves based on estimates of how much we will need to pay for future benefits and claims.  For our insurance products, we calculate these reserves based on many assumptions and estimates, including, but not limited to, estimated premiums we will receive over the assumed life of the policies, the timing of the events covered by the insurance policies, the lapse rate of the policies, the amount of benefits or claims to be paid and the investment returns on the assets we purchase with the premiums we receive.

The sensitivity of our statutory reserves and surplus established for our variable annuity base contracts and riders to changes in the equity markets will vary depending on the magnitude of the decline.  The sensitivity will be affected by the level of account values relative to the level of guaranteed amounts, product design and reinsurance.  Statutory reserves for variable annuities depend upon the cumulative equity market impacts on the business in force, and therefore, result in non-linear relationships with respect to the level of equity market performance within any reporting period.

The assumptions and estimates we use in connection with establishing and carrying our reserves are inherently uncertain.   Accordingly, we cannot determine with precision the ultimate amount or the timing of the payment of actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level we assume prior to payment of benefits or claims.  If our actual experience is different from our assumptions or estimates, our reserves may prove to be inadequate in relation to our estimated future benefits and claims. Increases in reserves have a negative effect on income from operations in the quarter incurred.

If our businesses do not perform well and/or their estimated fair values decline or the price of our common stock does not increase, we may be required to recognize an impairment of our goodwill or to establish a valuation allowance against the deferred income tax asset, which could have a material adverse effect on our results of operations and financial condition.

Goodwill represents the excess of the acquisition price incurred to acquire subsidiaries and other businesses over the fair value of their net assets as of the date of acquisition.  As of December 31, 2015, we had a total of $2.3 billion of goodwill on our Consolidated Balance Sheets.  We test goodwill at least annually for indications of value impairment with consideration given to financial performance, mergers and acquisitions and other relevant factors.  In addition, certain events, including a significant and adverse change in legal factors, accounting standards or the business climate, an adverse action or assessment by a regulator or unanticipated competition, would cause us to review the carrying amounts of goodwill for impairment.  Impairment testing is performed based upon estimates of the fair value of the "reporting unit" to which the goodwill relates.  Subsequent reviews of goodwill could result in an impairment of goodwill, and such write downs could have a material adverse effect on our net income and book value, but will not affect the statutory capital of our insurance subsidiaries. For more information on goodwill, see "Critical Accounting Policies and Estimates – Goodwill and Other Intangible Assets" in the MD&A and Note 10 of our 2015 Form 10-K.

Deferred income tax represents the tax effect of the differences between the book and tax basis of assets and liabilities.  Deferred tax assets are assessed periodically by management to determine if they are realizable.  As of December 31, 2015, we had a deferred tax asset of $1.7 billion.  Factors in management's determination include the performance of the business, including the ability to generate capital gains from a variety of sources and tax planning strategies.  If, based on available information, it is more likely than not that the deferred income tax asset will not be realized, then a valuation allowance must be established with a corresponding charge to net income.  Such valuation allowance could have a material adverse effect on our results of operations and financial condition.

The determination of the amount of allowances and impairments taken on our investments is highly subjective and could materially impact our results of operations or financial condition.

The determination of the amount of allowances and impairments varies by investment type and is based upon our periodic evaluation and assessment of known and inherent risks associated with the respective asset class.  Such evaluations and assessments are revised as conditions change and new information becomes available.  Management updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised.  There can be no assurance that our management has accurately assessed the level of impairments taken and allowances reflected in our financial statements.  Furthermore, additional impairments may need to be taken or allowances provided for in the future.   Historical trends may not be indicative of future impairments or allowances.

We regularly review our available-for-sale ("AFS") securities for declines in fair value that we determine to be other-than-temporary.  For an equity security, if we do not have the ability and intent to hold the security for a sufficient period of time to allow for a recovery in value, we conclude that an other-than-temporary impairment ("OTTI") has occurred, and the amortized cost of the equity security is written down to the current fair value, with a corresponding change to realized gain (loss) on our Consolidated Statements of Comprehensive Income (Loss).  When assessing our ability and intent to hold the equity security to recovery, we consider, among other things, the severity and duration of the decline in fair value of the equity security as well as the cause of decline, a fundamental analysis of the liquidity, business prospects and overall financial condition of the issuer.

For a debt security, if we intend to sell a security or it is more likely than not we will be required to sell a debt security before recovery of its amortized cost basis and the fair value of the debt security is below amortized cost, we conclude that an OTTI has occurred and the amortized cost is written down to current fair value, with a corresponding charge to realized loss on our Consolidated Statements of Comprehensive Income (Loss).  If we do not intend to sell a debt security or it is not more likely than not we will be required to sell a debt security before recovery of its amortized cost basis but the present value of the cash flows expected to be collected is less than the amortized cost of the debt security (referred to as the credit loss), we conclude that an OTTI has occurred and the amortized cost is written down to the estimated recovery value with a corresponding charge to realized loss on our Consolidated Statements of Comprehensive Income (Loss), as this is also deemed the credit portion of the OTTI. The remainder of the decline to fair value is recorded in other comprehensive income (loss) ("OCI") to unrealized OTTI on AFS securities on our Consolidated Statements of Stockholders' Equity, as this is considered a noncredit (i.e., recoverable) impairment.

Related to our unrealized losses, we establish deferred tax assets for the tax benefit we may receive in the event that losses are realized.  The realization of significant realized losses could result in an inability to recover the tax benefits and may result in the establishment of valuation allowances against our deferred tax assets.  Realized losses or impairments may have a material adverse impact on our results of operations and financial condition.

Our valuation of fixed maturity, equity and trading securities may include methodologies, estimations and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect our results of operations or financial condition.

Fixed maturity, equity and trading securities and short-term investments, which are reported at fair value on our Consolidated Balance Sheets, represented the majority of our total cash and invested assets.  We have categorized these securities into a three-level hierarchy, based on the priority of the inputs to the respective valuation technique.  The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The determination of fair values in the absence of quoted market prices is based on valuation methodologies, securities we deem to be comparable and assumptions deemed appropriate given the circumstances.   The fair value estimates are made at a specific point in time, based on available market information and judgments about financial instruments, including estimates of the timing and amounts of expected future cash flows and the credit standing of the issuer or counterparty.   Factors considered in estimating fair value include coupon rate, maturity, estimated duration, call provisions, sinking fund requirements, credit rating, industry sector of the issuer and quoted market prices of comparable securities.  The use of different methodologies and assumptions may have a material effect on the estimated fair value amounts.

During periods of market disruption, including periods of significantly increasing/decreasing or high/low interest rates, rapidly widening credit spreads or illiquidity, it may be difficult to value certain securities if trading becomes less frequent and/or market data becomes less observable.  There may be certain asset classes that were in active markets with significant observable data that become illiquid due to the current financial environment.   In such cases, more securities may fall to Level 3 and thus require more subjectivity and management judgment. As such, valuations may include inputs and assumptions that are less observable or require greater estimation, as well as valuation methods which are more sophisticated or require greater estimation, thereby resulting in values which may be less than the value at which the investments may be ultimately sold.  Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported within our consolidated financial statements and the period-to-period changes in value could vary significantly.  Decreases in value may have a material adverse effect on our results of operations or financial condition.

Significant adverse mortality experience may result in the loss of, or higher prices for, reinsurance.

We reinsure a significant amount of the mortality risk on fully underwritten, newly issued, individual life insurance contracts.   We regularly review retention limits for continued appropriateness and they may be changed in the future.  If we were to experience adverse mortality or morbidity experience, a significant portion of that would be reimbursed by our reinsurers.   Prolonged or severe adverse mortality or morbidity experience could result in increased reinsurance costs, and ultimately, reinsurers being unwilling to offer coverage.  If we are unable to maintain our current level of reinsurance or purchase new reinsurance protection at comparable rates to what we are paying currently, we may have to accept an increase in our net exposures or revise our pricing to reflect higher reinsurance premiums or both. If this were to occur, we may be exposed to reduced profitability and cash flow strain or we may not be able to price new business at competitive rates.

Catastrophes may adversely impact liabilities for contract holder claims.

Our insurance operations are exposed to the risk of catastrophic mortality, such as a pandemic, an act of terrorism, natural disaster or other event that causes a large number of deaths or injuries.  Significant influenza pandemics have occurred three times in the last century, but the likelihood, timing or severity of a future pandemic cannot be predicted.  Additionally, the impact of climate change could cause changes in weather patterns, resulting in more severe and more frequent natural disasters such as forest fires, hurricanes, tornados, floods and storm surges.  In our group insurance operations, a localized event that affects the workplace of one or more of our group insurance customers could cause a significant loss due to mortality or morbidity claims.  These events could cause a material adverse effect on our results of operations in any period and, depending on their severity, could also materially and adversely affect our financial condition.

The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event.  Pandemics, natural disasters and man-made catastrophes, including terrorism, may produce significant damage in larger areas, especially those that are heavily populated.  Claims resulting from natural or man-made catastrophic events could cause substantial volatility in our financial results for any fiscal quarter or year and could materially reduce our profitability or harm our financial condition.  Also, catastrophic events could harm the financial condition of our reinsurers and thereby increase the probability of default on reinsurance recoveries.  Accordingly, our ability to write new business could also be affected.

Consistent with industry practice and accounting standards, we establish liabilities for claims arising from a catastrophe only after assessing the probable losses arising from the event.  We cannot be certain that the liabilities we have established or applicable reinsurance will be adequate to cover actual claim liabilities, and a catastrophic event or multiple catastrophic events could have a material adverse effect on our business, results of operations and financial condition.

Operational Matters

Our enterprise risk management policies and procedures may leave us exposed to unidentified or unanticipated risk, which could negatively affect our businesses or result in losses.

We have devoted significant resources to develop our enterprise risk management policies and procedures and expect to continue to do so in the future.  Nonetheless, our policies and procedures to identify, monitor and manage risks may not be fully effective.  Many of our methods of managing risk and exposures are based upon our use of observed historical market behavior or statistics based on historical models.  As a result, these methods may not predict future exposures, which could be significantly greater than the historical measures indicate, such as the risk of pandemics causing a large number of deaths. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated.  Management of operational, legal and regulatory risks requires, among other things, policies and procedures to record properly and verify a large number of transactions and events, and these policies and procedures may not be fully effective.

We face risks of non-collectability of reinsurance and increased reinsurance rates, which could materially affect our results of operations.

We follow the insurance practice of reinsuring with other insurance and reinsurance companies a portion of the risks under the policies written by our insurance subsidiaries (known as "ceding").  As of December 31, 2015, we ceded $287.4 billion of life insurance in force to reinsurers for reinsurance protection.  Although reinsurance does not discharge our subsidiaries from their primary obligation to pay contract holders for losses insured under the policies we issue, reinsurance does make the assuming reinsurer liable to the insurance subsidiaries for the reinsured portion of the risk. As of December 31, 2015, we had $5.6 billion of reinsurance receivables from reinsurers for paid and unpaid losses, for which they are obligated to reimburse us under our reinsurance contracts.  Of this amount, $2.4 billion related to the sale of our reinsurance business to Swiss Re in 2001 through an indemnity reinsurance agreement.  Swiss Re has funded a trust to support this business.  The balance in the trust changes as a result of ongoing reinsurance activity and was $2.6 billion as of December 31, 2015.  Furthermore, $634 million of the Swiss Re treaties are funds withheld structures where we have a right of offset on assets backing the reinsurance receivables.

The balance of the reinsurance is due from a diverse group of reinsurers. The collectability of reinsurance is largely a function of the solvency of the individual reinsurers.  We perform annual credit reviews on our reinsurers, focusing on, among other things, financial capacity, stability, trends and commitment to the reinsurance business.  We also require assets in trust, letters of credit ("LOCs"), or other acceptable collateral to support balances due from reinsurers not authorized to transact business in the applicable jurisdictions.  Despite these measures, a reinsurer's insolvency, inability or unwillingness to make payments under the terms of a reinsurance contract, especially Swiss Re, could have a material adverse effect on our results of operations and financial condition.

Reinsurers also may attempt to increase rates with respect to our existing reinsurance arrangements.  The ability of our reinsurers to increase rates depends upon the terms of each reinsurance contract.  An increase in reinsurance rates may affect the profitability of our insurance business.

Competition for our employees is intense, and we may not be able to attract and retain the highly skilled people we need to support our business.

Our success depends, in large part, on our ability to attract and retain key people.  Intense competition exists for the key employees with demonstrated ability, and we may be unable to hire or retain such employees.  The unexpected loss of services of one or more of our key personnel could have a material adverse effect on our operations due to their skills, knowledge of our business, their years of industry experience and the potential difficulty of promptly finding qualified replacement employees.  We compete with other financial institutions primarily on the basis of our products, compensation, support services and financial condition.  Sales in our businesses and our results of operations and financial condition could be materially adversely affected if we are unsuccessful in attracting and retaining key employees, including financial advisors, wholesalers and other employees, as well as independent distributors of our products.
We may not be able to protect our intellectual property and may be subject to infringement claims.

We rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property.  Although we use a broad range of measures to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property.  We may have to litigate to enforce and protect our copyrights, trademarks, patents, trade secrets and know-how or to determine their scope, validity or enforceability, which represents a diversion of resources that may be significant in amount and may not prove successful.  Additionally, complex legal and factual determinations and evolving laws and court interpretations make the scope of protection afforded our intellectual property uncertain, particularly in relation to our patents.  While we believe our patents provide us with a competitive advantage, we cannot be certain that any issued patents will be interpreted with sufficient breadth to offer meaningful protection.   In addition, our issued patents may be successfully challenged, invalidated, circumvented or found unenforceable so that our patent rights would not create an effective competitive barrier.  The loss of intellectual property protection or the inability to secure or enforce the protection of our intellectual property assets could have a material adverse effect on our business and our ability to compete.

We also may be subject to costly litigation in the event that another party alleges our operations or activities infringe upon another party's intellectual property rights.  Third parties may have, or may eventually be issued, patents that could be infringed by our products, methods, processes or services.  Any party that holds such a patent could make a claim of infringement against us.  We may also be subject to claims by third parties for breach of copyright, trademark, trade secret or license usage rights.  Any such claims and any resulting litigation could result in significant liability for damages.  If we were found to have infringed a third-party patent or other intellectual property rights, we could incur substantial liability, and in some circumstances could be enjoined from providing certain products or services to our customers or utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets or licenses, or alternatively could be required to enter into costly licensing arrangements with third parties, all of which could have a material adverse effect on our business, results of operations and financial condition.

Our information systems may experience interruptions or breaches in security and a failure of disaster recovery systems could result in a loss or disclosure of confidential information, damage to our reputation and impairment of our ability to conduct business effectively.

Our information systems are critical to the operation of our business.  We collect, process, maintain, retain and distribute large amounts of personal financial and health information and other confidential and sensitive data about our customers in the ordinary course of our business.  Our business therefore depends on our customers' willingness to entrust us with their personal information.  Any failure, interruption or breach in security could result in disruptions to our critical systems and adversely affect our customer relationships.  Although hackers have attempted and continue to try to infiltrate our computer systems, to date, we have not had a material security breach.  While we employ a robust and tested information security program, there can be no assurance that any such failure, interruption or security breach will not occur or, if any does occur, that it can be sufficiently remediated.

In the event of a disaster such as a natural catastrophe, epidemic, industrial accident, blackout, computer virus, terrorist attack, cyberattack or war, unanticipated problems with our disaster recovery systems could have a material adverse impact on our ability to conduct business and on our results of operations and financial position, particularly if those problems affect our computer-based data processing, transmission, storage and retrieval systems and destroy valuable data. In addition, in the event that a significant number of our managers were unavailable following a disaster, our ability to effectively conduct business could be severely compromised. These interruptions also may interfere with our suppliers' ability to provide goods and services and our employees' ability to perform their job responsibilities.

The failure of our computer systems and/or our disaster recovery plans for any reason could cause significant interruptions in our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to our customers.  The occurrence of any such failure, interruption or security breach of our systems could damage our reputation, result in a loss of customer business, subject us to additional regulatory scrutiny, or expose us to civil litigation and financial liability.

Although we conduct due diligence, negotiate contractual provisions and, in many cases, conduct periodic reviews of our vendors, distributors, and other third parties that provide operational or information technology services to us to confirm compliance with our information security standards, the failure of such third parties' computer systems and/or their disaster recovery plans for any reason might cause significant interruptions in our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to our customers. Such a failure could harm our reputation, subject us to regulatory sanctions and legal claims, lead to a loss of customers and revenues and otherwise adversely affect our business and financial results. While we maintain cyber liability insurance that provides both third-party liability and first party liability coverages, our insurance may not be sufficient to protect us against all losses.

Covenants and Ratings

A downgrade in our financial strength or credit ratings could limit our ability to market products, increase the number or value of policies being surrendered and/or hurt our relationships with creditors.

Nationally recognized rating agencies rate the financial strength of our principal insurance subsidiaries and rate our debt.  Ratings are not recommendations to buy our securities.  Each of the rating agencies reviews its ratings periodically, and our current ratings may not be maintained in the future.

Our financial strength ratings, which are intended to measure our ability to meet contract holder obligations, are an important factor affecting public confidence in most of our products and, as a result, our competitiveness.  A downgrade of the financial strength rating of one of our principal insurance subsidiaries could affect our competitive position in the insurance industry by making it more difficult for us to market our products as potential customers may select companies with higher financial strength ratings and by leading to increased withdrawals by current customers seeking companies with higher financial strength ratings.  This could lead to a decrease in fees as net outflows of assets increase, and therefore, result in lower fee income.  Furthermore, sales of assets to meet customer withdrawal demands could also result in losses, depending on market conditions.  The interest rates we pay on our borrowings are largely dependent on our credit ratings.  A downgrade of our debt ratings could affect our ability to raise additional debt, including bank lines of credit, with terms and conditions similar to our current debt, and accordingly, likely increase our cost of capital.

All of our ratings and ratings of our principal insurance subsidiaries are subject to revision or withdrawal at any time by the rating agencies, and therefore, no assurance can be given that our principal insurance subsidiaries or we can maintain these ratings.  See "Item 1. Business – Financial Strength Ratings" and "Liquidity and Capital Resources – Sources of Liquidity and Cash Flow" in the MD&A of our 2015 Form 10-K for a description of our ratings.

We will be required to pay interest on our capital securities with proceeds from the issuance of qualifying securities if we fail to achieve capital adequacy or net income and stockholders' equity levels.

As of December 31, 2015, we had approximately $1.2 billion in principal amount of capital securities outstanding.  All of the capital securities contain covenants that require us to make interest payments in accordance with an alternative coupon satisfaction mechanism ("ACSM") if we determine that one of the following triggers exists as of the 30th day prior to an interest payment date, or the "determination date":

1.	LNL's RBC ratio is less than 175% (based on the most recent annual financial statement filed with the State of Indiana); or

2.    (i) The sum of our consolidated net income for the four trailing fiscal quarters ending on the quarter that is two quarters prior to the most recently completed quarter prior to the determination date is zero or negative, and (ii) our consolidated stockholders' equity (excluding accumulated OCI and any increase in stockholders' equity resulting from the issuance of preferred stock during a quarter), or "adjusted stockholders' equity," as of (x) the most recently completed quarter and (y) the end of the quarter that is two quarters before the most recently completed quarter, has declined by 10% or more as compared to the quarter that is ten fiscal quarters prior to the last completed quarter, or the "benchmark quarter."

The ACSM would generally require us to use commercially reasonable efforts to satisfy our obligation to pay interest in full on the capital securities with the net proceeds from sales of our common stock and warrants to purchase our common stock with an exercise price greater than the market price.  We would have to utilize the ACSM until the trigger events above no longer existed, and, in the case of test 2 above, until our adjusted stockholders' equity amount increased or declined by less than 10% as compared to the adjusted stockholders' equity at the end of the benchmark quarter for each interest payment date as to which interest payment restrictions were imposed by test 2 above.

If we were required to utilize the ACSM and were successful in selling sufficient shares of common stock or warrants to satisfy the interest payment, we would dilute the current holders of our common stock.  Furthermore, while a trigger event is occurring and if we do not pay accrued interest in full, we may not, among other things, pay dividends on or repurchase our capital stock.  Our failure to pay interest pursuant to the ACSM will not result in an event of default with respect to the capital securities, nor will a nonpayment of interest, unless it lasts for ten consecutive years, although such breaches may result in monetary damages to the holders of the capital securities.

The calculations of RBC, net income (loss) and adjusted stockholders' equity are subject to adjustments and the capital securities are subject to additional terms and conditions as further described in supplemental indentures filed as exhibits to our Forms 8-K filed on March 13, 2007, and May 17, 2006.

Certain blocks of our insurance business purchased from third-party insurers under indemnity reinsurance agreements may require us to place assets in trust, secure letters of credit or return the business, if the financial strength ratings and/or capital ratios of certain insurance subsidiaries are not maintained at specified levels.

Under certain indemnity reinsurance agreements, two of our insurance subsidiaries, LNL and LLANY, provide 100% indemnity reinsurance for the business assumed; however, the third-party insurer, or the "cedent," remains primarily liable on the underlying insurance business.  Under these types of agreements, as of December 31, 2015, we held statutory reserves of $6.2 billion.  These indemnity reinsurance arrangements require that our subsidiary, as the reinsurer, maintain certain insurer financial strength ratings and capital ratios.  If these ratings or capital ratios are not maintained, depending upon the reinsurance agreement, the cedent may recapture the business, or require us to place assets in trust or provide LOCs at least equal to the relevant statutory reserves.  Under the LNL reinsurance arrangement, we held approximately $3.6 billion of statutory reserves.  LNL must maintain an A.M. Best financial strength rating of at least B++, an S&P financial strength rating of at least BBB- and a Moody's financial strength rating of at least Baa3.  This arrangement may require LNL to place assets in trust equal to the relevant statutory reserves.  Under LLANY's largest indemnity reinsurance arrangement, we held approximately $1.8 billion of statutory reserves as of December 31, 2015.  LLANY must maintain an A.M. Best financial strength rating of at least B+, an S&P financial strength rating of at least BB+ and a Moody's financial strength rating of at least Ba1, as well as maintain an RBC ratio of at least 160% or an S&P capital adequacy ratio of 100%, or the cedent may recapture the business.  Under two other LLANY arrangements, by which we established $790 million of statutory reserves, LLANY must maintain an A.M. Best financial strength rating of at least B++, an S&P financial strength rating of at least BBB- and a Moody's financial strength rating of at least Baa3.  One of these arrangements also requires LLANY to maintain an RBC ratio of at least 185% or an S&P capital adequacy ratio of 115%.  Each of these arrangements may require LLANY to place assets in trust equal to the relevant statutory reserves.  As of December 31, 2015, LNL's and LLANY's RBC ratios exceeded the required ratio.  See "Item 1. Business – Financial Strength Ratings" in our 2015 Form 10-K for a description of our financial strength ratings.

If the cedent recaptured the business, LNL and LLANY would be required to release reserves and transfer assets to the cedent.  Such a recapture could adversely impact our future profits.  Alternatively, if LNL and LLANY established a security trust for the cedent, the ability to transfer assets out of the trust could be severely restricted, thus negatively impacting our liquidity.

Investments

Some of our investments are relatively illiquid and are in asset classes that have been experiencing significant market valuation fluctuations.

We hold certain investments that may lack liquidity, such as privately placed fixed maturity securities, mortgage loans, policy loans and other limited partnership interests.  These asset classes represented 25% of the carrying value of our total cash and invested assets as of December 31, 2015.

If we require significant amounts of cash on short notice in excess of normal cash requirements or are required to post or return collateral in connection with our investment portfolio, derivatives transactions or securities lending activities, we may have difficulty selling these investments in a timely manner, be forced to sell them for less than we otherwise would have been able to realize, or both.

The reported value of our relatively illiquid types of investments, our investments in the asset classes described in the paragraph above and, at times, our high quality, generally liquid asset classes, do not necessarily reflect the lowest current market price for the asset.  If we were forced to sell certain of our assets in the current market, there can be no assurance that we would be able to sell them for the prices at which we have recorded them, and we might be forced to sell them at significantly lower prices.

We invest a portion of our invested assets in investment funds, many of which make private equity investments.  The amount and timing of income from such investment funds tends to be uneven as a result of the performance of the underlying investments, including private equity investments.  The timing of distributions from the funds, which depends on particular events relating to the underlying investments, as well as the funds' schedules for making distributions and their needs for cash, can be difficult to predict.  As a result, the amount of income that we record from these investments can vary substantially from quarter to quarter.

Defaults on our mortgage loans and write downs of mortgage equity may adversely affect our profitability.

Our mortgage loans face default risk and are principally collateralized by commercial properties.  The performance of our mortgage loan investments may fluctuate in the future.  In addition, some of our mortgage loan investments have balloon payment maturities.  An increase in the default rate of our mortgage loan investments could have a material adverse effect on our business, results of operations and financial condition.

Further, any geographic or sector exposure in our mortgage loans may have adverse effects on our investment portfolios and consequently on our consolidated results of operations or financial condition.  While we seek to mitigate this risk by having a broadly diversified portfolio, events or developments that have a negative effect on any particular geographic region or sector may have a greater adverse effect on the investment portfolios to the extent that the portfolios are exposed.

The difficulties faced by other financial institutions could adversely affect us.

We have exposure to many different industries and counterparties, and routinely execute transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks and other institutions.   Many of these transactions expose us to credit risk in the event of default of our counterparty. In addition, with respect to secured transactions, our credit risk may be exacerbated when the collateral held by us cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure due to it.  We also may have exposure to these financial institutions in the form of unsecured debt instruments, derivative transactions and/or equity investments.  These parties may default on their obligations to us due to bankruptcy, lack of liquidity, downturns in the economy or real estate values, operational failure, corporate governance issues or other reasons.  A downturn in the U.S. and other economies could result in increased impairments.  There can be no assurance that any such losses or impairments to the carrying value of these assets would not materially and adversely affect our business and results of operations.

Our requirements to post collateral or make payments related to declines in market value of specified assets may adversely affect our liquidity and expose us to counterparty credit risk.

Many of our transactions with financial and other institutions, including settling futures positions, specify the circumstances under which the parties are required to post collateral.  The amount of collateral we may be required to post under these agreements may increase under certain circumstances, which could adversely affect our liquidity.  In addition, under the terms of some of our transactions, we may be required to make payments to our counterparties related to any decline in the market value of the specified assets.

Our investments are reflected within our consolidated financial statements utilizing different accounting bases, and, accordingly, there may be significant differences between cost and fair value that are not recorded in our consolidated financial statements.

Our principal investments are in fixed maturity and equity securities, mortgage loans on real estate, policy loans, short-term investments, derivative instruments, limited partnerships and other invested assets.   The carrying value of such investments is as follows:

•
Fixed maturity and equity securities are classified as AFS, except for those designated as trading securities, and are reported at their estimated fair value.   The difference between the estimated fair value and amortized cost of such securities (i.e., unrealized investment gains and losses) is recorded as a separate component of OCI, net of adjustments to DAC, contract holder related amounts and deferred income taxes;

•
Fixed maturity and equity securities designated as trading securities are recorded at fair value with subsequent changes in fair value recognized in realized gain (loss).   However, in certain cases, the trading securities support reinsurance arrangements. In those cases, offsetting the changes to fair value of the trading securities are corresponding changes in the fair value of the embedded derivative liability associated with the underlying reinsurance arrangement. In other words, the investment results for the trading securities, including gains and losses from sales, are passed directly to the reinsurers through the contractual terms of the reinsurance arrangements. These types of securities represent 60% of our trading securities;

•
Short-term investments include investments with remaining maturities of one year or less, but greater than three months, at the time of acquisition and are stated at amortized cost, which approximates fair value;

•	Also, mortgage loans on real estate are carried at unpaid principal balances, adjusted for any unamortized premiums or discounts and deferred fees or expenses, net of valuation allowances;
•	Policy loans are carried at unpaid principal balances;
•	Real estate joint ventures and other limited partnership interests are carried using the equity method of accounting; and
•
Other invested assets consist principally of derivatives with positive fair values.   Derivatives are carried at fair value with changes in fair value reflected in income from non-qualifying derivatives and derivatives in fair value hedging relationships.   Derivatives in cash flow hedging relationships are reflected as a separate component of OCI.

Investments not carried at fair value on our consolidated financial statements, principally, mortgage loans, policy loans and real estate, may have fair values that are substantially higher or lower than the carrying value reflected on our consolidated financial statements.  In addition, unrealized losses are not reflected in net income unless we realize the losses by either selling the security at below amortized cost or determine that the decline in fair value is deemed to be other-than-temporary (i.e., impaired).  Each of such asset classes is regularly evaluated for impairment under the accounting guidance appropriate to the respective asset class.

Competition

Intense competition could negatively affect our ability to maintain or increase our profitability.

Our businesses are intensely competitive.  We compete based on a number of factors, including name recognition, service, the quality of investment advice, investment performance, product features, price, perceived financial strength and claims-paying and credit ratings.  Our competitors include insurers, broker-dealers, financial advisors, asset managers, hedge funds and other financial institutions.  A number of our business units face competitors that have greater market share, offer a broader range of products or have higher financial strength or credit ratings than we do.

In recent years, there has been consolidation and convergence among companies in the financial services industry resulting in increased competition from large, well-capitalized financial services firms.  Many of these firms also have been able to increase their distribution systems through mergers or contractual arrangements.  Furthermore, larger competitors may have lower operating costs and an ability to absorb greater risk while maintaining their financial strength ratings, thereby allowing them to price their products more competitively.

Our sales representatives are not captive and may sell products of our competitors.

We sell our annuity and life insurance products through independent sales representatives.  These representatives are not captive, which means they may also sell our competitors' products.  If our competitors offer products that are more attractive than ours, or pay higher commission rates to the sales representatives than we do, these representatives may concentrate their efforts in selling our competitors' products instead of ours.

SUMMARY OF THE PLAN

The purpose of the Plan is to encourage and assist you and other participants in adopting a regular savings and investment program, and to help you to build a secure retirement.

Lincoln Retirement Plan Services ("LRPS") is the third-party administrator and recordkeeper of the Plan.  You may transact your account activity or obtain the current value of your account online at any time via www.LincolnFinancial.com or the Lincoln Customer Contact Center at 800-234-3500.  Customer service representatives are available from 8 a.m. to 8 p.m. Eastern Time, Monday through Friday.

ELIGIBILITY AND PARTICIPATION

If you meet the following criteria, you are eligible to participate in the Plan:

•	You are a citizen or resident of the United States;
•	You are an agent of the Company who is classified as a full-time life insurance salesperson under the Federal Insurance Contributions Act; and
•	You have entered into an AG2K contract or benefits eligible BJ-02300 contract with LNL or a NYAG contract with Lincoln Life & Annuity Company of New York ("LNY").

If you meet all three of the above requirements, you may become a Participant in the Plan by calling the Lincoln Customer Contact Center at 800-234-3500 or logging on to www.LincolnFinancial.com. You will need a user name and password to create your account.  If you need assistance accessing the website or do not wish to make your elections online, you should call the Lincoln Customer Contact Center for assistance.

In order to participate:

•
You must designate a rate of Pre-Tax Contributions and/or Roth 401(k) Contributions to the Plan between 1% and 50%. Pre-Tax Contributions are voluntary deferrals from your "Pensionable Earnings" (as defined below).  Roth 401(k) Contributions are after-tax voluntary deferrals from your "Pensionable Earnings".  If you are considered a "highly compensated participant" as described below on page 20, your rate of Pre-Tax Contributions and/or Roth 401(k) Contributions will be limited to the percentage determined by the Committee annually.  For 2016, the limit is 15% of Pensionable Earnings.

•	Your Pre-Tax and Roth 401(k) Contributions will be combined in determining the maximum contribution limit.

•
You must provide LRPS with investment directions specifying how you want your Pre-Tax or Roth 401(k) Contributions, your Company Contributions, and your Rollover Contributions, if any, invested among the Investment Options available under the Plan; and

•	You must designate a beneficiary to receive benefits under the Plan in the event of your death.

For a description of Pre-Tax, Roth 401(k), Company, and Rollover Contributions, please see the Section entitled "Participant Contributions" below.

Your participation in this Plan is effective on the date you complete the enrollment process, as determined by the Plan Administrator.  Enrollment is complete and effective only when you have made the required designations and elections, and you have received a confirmation from LRPS. Deductions begin, where administratively practicable, with your first commission statement after enrollment is complete.

Your enrollment and election forms authorize us to deduct the amount you elected to contribute from your Pensionable Earnings on a pre-tax basis and/or an after-tax basis.

Pensionable Earnings

Pensionable Earnings are defined as all first year and renewal commissions paid to you during the Plan year for life insurance and annuity products while you have a contract with us.  Pensionable Earnings also include the following items*:

♦	production bonuses;
♦	agent or sales manager subsidies;
♦	training allowances;
♦	overrides;
♦	service fees; and
♦	amounts not included in gross income under a cafeteria plan as described under Internal Revenue Code ("Code") section 125 and elective deferrals under a cash or deferred arrangement under Code section 402(e)(3);

Pensionable Earnings exclude the following items*:

○	commissions or fees from the sale of non-proprietary products;
○	compensation paid under a broker contract;
○	amounts deferred under a non-qualified deferred compensation plan under Code section 409A;
○	company contributions or credits (including matches) made under other plans;
○	prize awards;
○	moving expenses;
○	retired agent bonuses;
○	agency expense allowances;
○	commissions or fees paid by the Company's group protection business;
○	commissions or fees paid by Lincoln Financial Securities Corporation (formerly known as Jefferson Pilot Securities Corporation) or any of its affiliates;
○	commissions or fees paid with respect to policies issued by any other insurance company where LNC assumed insurance obligations;
○	commissions or fees under the permanent fixed life and annuity program; and
○	expenses charged, paid, or reimbursed relating to conventions, sales meetings, or similar events.

*	Not all of the items of compensation enumerated above (either included or excluded from Pensionable Earnings) are applicable to every Participant.

Your participation in the Plan is voluntary and we make no recommendations as to whether you should or should not participate.

PARTICIPANT CONTRIBUTIONS

Amount You May Contribute

You may contribute your Pensionable Earnings to the Plan on a pre-tax basis ("Pre-Tax Contributions") or after-tax basis ("Roth 401(k) Contributions").  You may elect to contribute between 1% and 50% of your Pensionable Earnings, but no more than the maximum allowed annually by the Internal Revenue Service ("IRS") ($18,000 in 2016, adjusted periodically by the IRS).

However, if you are a highly compensated participant (currently, anyone who made at least $120,000 in 2015 will be considered a highly compensated participant in 2016) in 2016 your rate of Pre-Tax and/or Roth 401(k) Contributions will be limited to the percentage determined annually by the Committee.  This limit will be communicated to you.   The Pre-Tax and/or Roth 401(k) Contribution limit for highly compensated participants for 2016 is 15% of Pensionable Earnings.  You may change the rate of your contributions to the Plan at any time, with the change effective in most cases on the next payday.  You may suspend contributions to the Plan, or begin contributing to the Plan, at any time.  Your Pre-Tax and/or Roth 401(k) Contributions will be credited to a separate Pre-Tax and/or Roth 401(k) Contribution account established in your name.

Catch-up Contributions

You are not required to make an election specifically for catch-up contributions.  If you are an active participant age 50 and older, you can elect to make a total contribution of $24,000 to the Plan for 2016.  This represents the maximum IRS deferral limit of $18,000 for

2016 plus the maximum catch-up contribution of $6,000 for 2016.  The combined limit for participants eligible to make catch-up contributions cannot exceed $24,000 in 2016.  To be eligible for catch-up contributions, you must be age 50 or older by the end of the Plan year and:

•	Contributing at the current maximum annual Pre-Tax Contribution and/or Roth 401(k) Contribution limit set by the Internal Revenue Service ($18,000 for 2016); or
•	Contributing at the maximum current rate allowed by the Plan for the entire Plan year, (50% of Pensionable Earnings, up to $18,000 for 2016).

The Plan's recordkeeper will review participant accounts to ensure these eligibility requirements were met.

If you are eligible to make catch-up contributions, and wish to defer the maximum amount allowed for the 2016 Plan year, you should determine what percentage of your Pensionable Earnings is necessary to make the full contribution of $24,000 for 2016.

If, under the rules outlined above, you are eligible to make catch-up contributions; your catch-up contributions will not be subject to the 15% limit for highly compensated participants or the $18,000 IRS limit referred to above.

Please note that Company Contributions (as described below) will not be made with respect to catch-up contributions.

Roth 401(k) Contributions

As described earlier, the Roth 401(k) feature allows you to save money in your account through payroll deductions on an after-tax basis. Even if you are already making Pre-Tax Contributions, you can also make Roth 401(k) Contributions.  However, a combination of both Pre-Tax and Roth 401(k) Contributions cannot exceed the annual deferral limit. For 2016, the deferral limit is $18,000 (or $24,000 including catch-up contributions). The benefit of making Roth 401(k) Contributions is that earnings on contributions can be withdrawn tax-free if certain criteria are met.

Factors to consider:

•	You have the flexibility to make Pre-Tax Contributions, Roth 401(k) Contributions, or a combination of both.
•	Pre-Tax Contributions and Roth 401(k) Contributions will be accounted for separately in your account.
•	You cannot transfer balances between your Pre-Tax Contribution account and your Roth 401(k) Contribution account.
•
Your Pre-Tax and Roth 401(k) Contributions will be eligible for the basic company matching contribution, up to 6% of your Pensionable Earnings that you contribute, as described earlier.  For example, if you contribute 6% Roth 401(k) or 6% Pre-Tax, or a combination of 3% Roth and 3% Pre-Tax, you will receive company matching contributions on your contributions up to 6% of your Pensionable Earnings that you contribute.  Company matching contributions are pre-tax contributions, subject to taxation when distributed to you.

•	Roth 401(k) Contributions and earnings will not be subject to federal taxes at retirement if your withdrawals are considered "qualified distributions."

A withdrawal of your Roth 401(k) Contributions is considered a "qualified distribution" and not taxed if:

•	The withdrawal is taken after death, disability or upon reaching age 59½; and
•	The withdrawal occurs at least five years after you make your first Roth 401(k) Contribution.

In addition, if your benefits-eligible agent's contract terminates, you may have the option to roll over your Roth 401(k) Contributions to a Roth IRA or to a new company's plan if it accepts the rollover of Roth 401(k) Contributions.

Note: Your aggregate contributions (Pre-Tax and Roth 401(k) Contributions) cannot exceed the annual contribution limit set by the IRS plus applicable "catch-up" contributions.  The annual contribution limit imposed by the IRS is an overall maximum and applies to all 401(k) plans in which you participate during a calendar year.  You are responsible for tracking your contributions and complying with IRS limits if you switch companies during the year and participate in more than one 401(k) plan.

After-Tax Contributions

Prior to January 1, 1989, you were permitted to make contributions to the Plan from your after-tax earnings ("After-Tax Contributions").  A separate After-Tax Contribution account is maintained for each participant who made After-Tax Contributions to the Plan before January 1, 1989.

Rollover Contributions

You may transfer or "rollover" amounts from the taxable amount of your distributions from a traditional or conduit IRA; plans qualified under Code section 401(a), including a 401(k) plan, profit-sharing plan, defined benefit plan, stock bonus plan; a section 403(b) plan; and an eligible section 457(b) plan maintained by a governmental employer ("Rollover Contributions").  Terminated agents who maintain an account within the Plan may transfer or rollover amounts from other qualified plans into this Plan subject to the same rules as active participants.

A rollover may be made directly from another plan to this Plan.  For taxable distributions you may elect within 60 days following the date you receive payment from a plan to roll over the distribution.  There are certain tax consequences related to having the taxable distribution made payable directly to you and then electing the rollover option.

You may transfer or "rollover" Roth 401(k) contributions from another eligible retirement plan into this Plan as a direct rollover.  Your Roth 401(k) contribution rollover amounts will be held in a separate Roth 401(k) Rollover account ("Roth 401(k) Rollover Contributions")

Any Rollover Contribution accepted by the Plan Administrator will be credited to a separate Rollover Contribution account or Roth 401(k) Rollover Contribution account established in your name.

To initiate a rollover of taxable distributions and/or Roth 401(k) contributions from another eligible retirement plan you should contact your Lincoln Financial Retirement Consultant:

Ron VonGunten
Phone:  260-455-4235
 Email: Ron.VonGunten@LFG.com

Any loan you may have outstanding from such other plan may not be rolled over into this Plan.

COMPANY CONTRIBUTIONS

We may make two types of contributions to the Plan on your behalf: basic company matching contribution and a discretionary company matching contribution, if applicable.  Unless we distinguish between these two types of contributions, the term "Company Contributions" refers to both kinds.

We will credit your account with a basic company matching contribution of $0.50 for every $1.00 you contribute to the Plan, up to 6% of your Pensionable Earnings, on a per pay period basis.

In addition, each Plan year we may make an additional discretionary matching contribution of up to $1.00 for every $1.00 you contributed up to 6% of your Pensionable Earnings each pay period.  We reserve the right to discontinue the practice of making discretionary matching contributions at any time.  ABGA Agents are not eligible for any discretionary matching contribution made by the Company.  You must be an agent in good standing on the last day of the Plan year in order to be eligible for the additional discretionary matching contribution.  However, if you are absent on the last day of the Plan year because you retired during the Plan year, or terminated service before such date due to your death or disability (as defined under the section entitled "Vesting"), you will still be eligible for this discretionary matching contribution.   The discretionary match must be authorized and approved by our Board of Directors.  Discretionary contributions, if approved, will be credited to your Company Contribution account after the close of the Plan year to which the contribution relates.

The maximum amount possible for us to contribute in any Plan year to your Plan account is $1.50 for every $1.00 you contributed, up to 6% of your Pensionable Earnings.  Any Company Contributions will be credited to a separate Company Contribution account established in your name.  Please note that any catch-up contributions you may have made are not eligible to be matched (no Company Contribution will be made with respect to such amounts).

Upon reaching the IRS annual compensation limit or another limit, as described in the "Limitations on Contributions" section below, your contributions will be stopped for the remainder of the year.  This means that the company matching contributions will also stop.

Any Company Contribution made with respect to a Plan year will begin to vest two years after being credited to your account.  Company Contributions that have been credited to your Company Contribution account for over two years are referred to as "matured contributions."  This concept of matured vs. non-matured contributions (please see the discussion of "matured" versus "non-matured" Company Contributions in the section entitled "Vesting" below) is not to be confused with the concept of "vesting."

ACCOUNT STATEMENTS

Shortly after the end of each calendar quarter, you will receive a statement of your Plan accounts.  This statement will include the following information for the preceding calendar quarter: (a) the amount of any contributions to your Plan account (After-Tax Contributions (made prior to January 1, 1989),  Pre-Tax Contributions, Roth 401(k) Contributions, Company Contributions, Rollover Contributions, loan repayments, etc.) and how they are invested in the Plan; (b) the amount, if any, of investment earnings credited to your Plan accounts; and (c) a statement of the assets currently held for you by the Plan Trustee.  Stock dividends, stock splits and similar changes will be reflected through the appropriate adjustments to your LNC Stock Fund.  You can also review your accounts at any time by logging on to www.LincolnFinancial.com.  Here you will have the ability to generate real-time account activity summaries any time you need them and you can specify the desired time period from a list of common options or enter customized date ranges.  Please contact the Lincoln Customer Contact Center at 800-234-3500 if you need assistance.

You should notify LRPS within 30 days after the statement date if you believe your statement to be incorrect; otherwise it will be deemed to be correct.

LIMITATIONS ON CONTRIBUTIONS

As stated earlier, "highly compensated" participants (for 2016, those earning at least $120,000 in 2015), may contribute no more than the maximum amount equal to the lesser of 15% of Pensionable Earnings or $18,000 ($24,000 if eligible to make catch-up contributions).

The Plan, along with other similar plans we maintain, must meet certain nondiscrimination rules set forth in the Code.  These rules ensure that the Plan does not discriminate in favor of highly compensated participants.  If the Plan does not meet these non-discrimination rules, adjustments to contributions may be necessary and may require the Plan Administrator to revoke or modify your elections, the amount of your Pre-Tax Contributions, Roth 401(k) Contributions, as well as Company Contributions, may be reduced to the extent necessary to eliminate the amounts the IRS considers an "excess" contribution.  Alternatively, the Plan Administrator may refund excess Pre-Tax Contributions or Roth 401(k) Contributions to you.  Certain refunded amounts may be immediately taxable.  The Plan Administrator may also hold excess Company Contributions in a suspense account to be used to reduce the amount of Plan expenses (including our obligations to make Company Contributions to other participants).  If the Plan Administrator were to terminate the Plan, it would allocate amounts in this suspense account pro rata to the participants participating in the Plan as of the date of the Plan termination, pursuant to the relevant provisions of the Code.

Finally, during any calendar year, the sum of your Pre-Tax Contributions, Roth 401(k) Contributions and Company Contributions may not exceed limits set under Code section 415.  For 2016, the maximum is the lesser of 100% of your Pensionable Earnings, or $53,000.  In addition, the maximum amount of Pensionable Earnings considered in determining your benefits under the Plan may not exceed $265,000 for 2016.  As stated above, your combined Pre-Tax and Roth 401(k) Contributions may not exceed the lesser of $18,000 ($24,000 if eligible to make catch-up contributions) or 15% of your Pensionable Earnings for 2016 if you are a highly compensated participant.  Again, these limits are subject to change due to cost-of-living adjustments.

EXPENSES OF THE PLAN

Certain expenses relating to the Plan are charged against the investments in your account.  Auditing fees and certain trustee fees may be charged to each participant's account.  Most trustee fees are paid by the Company, such as the costs of maintaining the LNC Stock Fund which includes brokerage fees and commissions to buy or sell shares off the open market.

Investment management fees are charged to each of the other funds. Expenses per participant vary, based on the investment fund selected.  Expense ratios are found below in the performance chart or online at www.LincolnFinancial.com. On the bottom left of the Retirement page, you will see a section called "My Investments" which lists your investments by percentage.  Within the "My Investments" section, you can click on "Research My Investments" for the expense information for each fund.  You may also send a written request to Lincoln National Corporation Benefits Committee, c/o George Murphy, Chair, 150 N. Radnor Chester Road, Building A, 3rd Floor, Radnor, PA  19087-5238.

VESTING

You are fully vested in any of your Pre-Tax, Roth 401(k), After-Tax and Rollover Contributions under the Plan at all times.

Company Contributions vest based upon your years of service:

Years of Service	Percent Vested

<2	0%
2	50%
3 or more	100%

Once your Company Contribution is vested, it is no longer subject to forfeiture when you cease being an agent for us.  A "year of service" means any calendar year in which you are, on the last day of the Plan year (December 31st), a full-time life insurance salesperson for us.

In addition, you will become 100% vested in your Company Contribution account, regardless of your years of vesting service, if your service terminates for any of the following reasons:

•	disability;

•	retirement (termination after age 60 or older with at least five years of service); or

•	death.

You will also become 100% vested in your Company Contribution account if this Plan terminates.

For purposes of this Plan: "disability" means the complete inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in your death, or which has lasted or is expected to last for at least 12 months.

Should you become an employee of one of our affiliates that has not adopted the Plan prior to the date on which you would be fully vested, any non-vested Company Contributions and earnings thereon will remain in the Plan and will vest as if you had remained an eligible agent, as long as you continue to be an active employee of such affiliate through the applicable date of vesting.  If you become an employee of LNC or one of its affiliates that has adopted the LNC Employees' 401(k) Savings Plan (the "LNC Plan"), you can enroll in the LNC Plan as appropriate and your account balance will be transferred to the plan.  A portion of your account may need to be accounted for separately because the LNC Plan does not recordkeep or maintain "similar" accounts.

In addition to being subject to the vesting schedule described above, Company Contributions "mature" after having been in your Company Contribution account for at least two years after the contribution was credited for the applicable Plan year.  Non-matured Company Contributions are those that have been credited for less than two years.  If you have been a participant in the Plan for less than five years, you are only permitted to withdraw matured Company Contributions—you may not withdraw non-matured Company Contributions.  If you have been in the Plan for five or more years, however, you may withdraw matured or non-matured Company Contributions.  All non-matured Company Contributions automatically mature on the first to occur of:

•	the date you complete five (5) years of service for us;

•	the date you retire;

•	the date of your death; or

•	the date you become disabled (as defined above).

DISTRIBUTIONS FROM THE PLAN

Under certain circumstances, you may be permitted to withdraw money from one or more of your Plan accounts.  However, depending on your age or circumstances, we may be required to withhold 20% of the distribution to pay federal income taxes, and certain excise or "penalty" taxes may apply to amounts withdrawn from a qualified Plan.  The rules regarding each distribution may be different, and will also depend upon from which Plan account your distribution is taken.  To initiate a withdrawal, log on to www.LincolnFinancial.com.  On the Retirement page, there is a section on the left entitled "My Current Account Balance." Near the bottom of this section, click on "Get Forms" then "Distribution Request" under "Moving Money To/From Account."  You can download the form or request that the form be emailed to you.  You can also request a distribution form by calling the Lincoln Customer Contact Center at 800-234-3500.

Under no circumstances will amounts withdrawn from your account reduce your account balance below the outstanding balance of any loans from your account.

See the section entitled "Federal Income Tax Consequences" below for more information about the tax treatment of Plan distributions.

After-Tax Contribution Account

You may withdraw all or any portion of your After-Tax Contribution account (After-Tax Contributions made prior to January 1, 1989), subject to any limitation applicable to the Investment Options in which your account balance is invested, as well as the following limitations:

•	the minimum amount you can withdraw at any time is $500;

•	if the amount in your After-Tax Contribution account is less than $500, you must withdraw the entire amount;

•	you may not be able to take an immediate distribution from your After-Tax Contribution account if the Plan is terminated or if a notice of Plan termination has been issued.

Please see the section entitled "Federal Income Tax Consequences" below for more information about the tax treatment of Plan distributions.

Company Contribution Account

You may withdraw all or any portion of the vested balance credited to your Company Contribution account only after amounts credited to your After-Tax Contribution account (if any) have been withdrawn.  If you have been a participant in this Plan for less than five years, however, you will be permitted to withdraw only matured Company Contributions (please see the discussion of "matured" versus "non-matured" Company Contributions in the section entitled "Vesting" above).  In addition, any distribution from your Company Contribution account is subject to any limitation, or restrictions applicable to the Investment Options in which your Company Contributions are invested, as well as the following limitations:

•	the minimum amount you can withdraw at any time is $500;

•	if the amount in your Company Contribution account is less than $500, you must withdraw the entire amount; and

•	you may not be able to take an immediate distribution from your Company Contribution account if the Plan has been terminated or if a notice of Plan termination has been issued.

Please see the section entitled "Federal Income Tax Consequences" below for more information about the tax treatment of Plan distributions.

Rollover Contributions Account

You may withdraw all or a portion of your Rollover account in the Plan, subject to any limitations or restrictions applicable to the Investment Options in which your Rollover account is invested, as well as the following limitations:

•	the minimum amount you can withdraw at any time is $500;

•
amounts attributable to Company contributions that were rolled over to the Plan may not be withdrawn for two years from the date of the rollover unless you have been credited with at least five years of Plan participation (if the rollover was from a plan sponsored by one of our affiliates, the Committee may determine that the two-year restriction period is measured from the date the contribution was made by the employer); and

•	you may not be able to take an immediate distribution from your Rollover account if the Plan has been terminated or if a notice of Plan termination has been issued.

Please see the section entitled "Federal Income Tax Consequences" below for more information about the tax treatment of Plan distributions.

Roth 401(k) Rollover Contribution Account

You may withdraw all or a portion of the value of your Roth 401(k) Rollover Contribution account subject to the following limitations:

1.
Withdrawals from any Roth 401(k) Rollover Contribution Account will be subject to the five-year rule.  This means that you must have had your Roth 401(k) Rollover account for a minimum of five (5) years from the date your Roth 401(k) account was established to the date of your withdrawal before you can avoid tax on your withdrawal, even if you are over age 59½;

2.	At least $500 must be withdrawn (if the amount in the Roth 401(k) Rollover account is less than $500, the entire amount must be withdrawn);
3.	Withdrawals cannot be made if the Plan is terminated or if a notice of termination has been issued; and
4.	Withdrawals are subject to any current limitations applying to the Investment Options in which the account is invested.

Pre-Tax Contributions and Roth 401(k) Contributions

If you have no After-Tax Contribution account, or amounts credited to such account have already been distributed to you, and you have already taken all amounts available to you from your Company Contribution accounts (vested and/or matured amounts), and you have attained age 59½, you may withdraw all or any portion of your Pre-Tax Contribution account and Roth 401(k) Contribution account, subject to any limitations which may apply to the Investment Options in which your Pre-Tax Contribution or Roth 401(k) Contribution account is invested.  The minimum amount you can withdraw at any time is $500.

Please see the section entitled "Federal Income Tax Consequences" below for more information about the tax treatment of Plan distributions.

Hardship Withdrawals

If you have no balance in your After-Tax Contribution account, Company Contribution account (or if not available for distribution because of "vesting" or "maturing" rules), or your Rollover account, and you have not yet attained age 59½, you may be able to withdraw amounts attributable to Pre-Tax Contributions and Roth 401(k) Contributions (not including earnings) if you are experiencing a financial hardship.  The Internal Revenue Service defines a financial hardship as:

•	medical expenses for you, your spouse or eligible dependents, that are not reimbursed by any medical insurance plan;

•	tuition and related educational fees (including room and board) for post-secondary education for you, your spouse or your dependents for the next 12 months;

•	the purchase (excluding mortgage payments) of a primary residence;

•	the imminent foreclosure of, or your eviction from, your primary residence;

•	burial or funeral expenses for your deceased parents, spouse, children or dependents;

•
expenses for the repair of damage to your principal residence that would qualify for the casualty deduction under Code section 165, determined without regard to whether the loss exceeds 10% of adjusted gross income; and

•
the withdrawal must be demonstrably necessary due to your immediate and heavy financial need, and the withdrawal cannot exceed the exact amount required to meet the hardship. However, the hardship withdrawal may include an amount necessary to pay any taxes and penalties associated with the withdrawal.

•	In order to be deemed to meet the immediate and heavy financial need requirement, the following conditions must be met:

➢	you must have taken all distributions other than hardship distributions first, and all non-taxable loans currently available under all plans that we and our affiliates maintain; and
➢
you may not make any Pre-Tax Contributions or Roth 401(k) Contributions to the Plan, or to any other pension, profit-sharing or deferred compensation plan sponsored by us, for 6 months from the date of receipt of the hardship withdrawal.

To request a withdrawal, log on to www.LincolnFinancial.com, On the Retirement page, there is a section on the left entitled "My Current Account Balance." Near the bottom of this section, click on "Get Forms" then "Distribution Request" under "Moving Money To/From Account" or call the Lincoln Customer Contact Center at 800-234-3500.  At your election, the Plan Trustee will deliver securities and cash from the applicable Plan account(s), or a total cash distribution, based upon the current market value or any applicable current redemption value of the securities in your Plan accounts as of the date of withdrawal.  See the section below entitled "Fractional Shares" for information regarding the settlement of fractional share interests in the LNC Stock Fund.

PARTICIPANT LOANS

You may obtain a loan from the Plan, in accordance with the terms of the Plan and the various procedures as determined by the Plan Administrator. The amount that you may borrow is determined as follows:

•	The minimum loan amount is $500 and when added to the outstanding balance of all other loans from the Plan on the date of your new loan, may not exceed the lesser of:
▪	Fifty-percent of your vested Plan account as of the date of your loan; or
▪
$50,000 reduced by the excess, if any, of (1) your highest outstanding balance of all other loans from the Plan during the one-year period ending on the date of your loan, and (2) the outstanding balance of all of your other loans from the Plan on the date of your new loan.

•
Your requested loan amount will first be taken out of your Pre-Tax Contribution account. If there is not a sufficient amount in your Pre-Tax Contribution account, the remaining amount will be taken out of your Roth 401(k) Account, After-Tax account, Rollover account, matured Company Contribution account, and non-matured Company Contribution account, in that order.  The loan amount will be taken out of each Investment Option in which such balances are invested on a pro-rata basis.

•
You may have two loans outstanding at any time under the Plan. However, if you are delinquent in repaying your existing loan (or you have actually defaulted on your loan repayment), and you don't subsequently make the payments necessary to bring your account to a current status, you will not be eligible for another loan under any 401(k) plan sponsored by the Company until you have made your loan current (or in a default situation, have repaid the loan in full).

•
In general, a loan must be repaid over a period of at least 2 months and no more than 60 months and for interest at the then prevailing rate for loans of a similar nature.  For loans used to acquire a primary residence, as defined by Section 267(c)(4) of the Code, the term of the loan may be up to 240 months.

•
Effective June 15, 2013, any new loan from the Plan must be repaid through the use of an Automated Clearing House ("ACH").  The method of repayment will continue through your termination from service with the Company if you have an outstanding loan at termination.  Ninety (90) days of non-payment will cause your loan to default and will result in a deemed distribution.

•
The loan is subject to withdrawal and any other restrictions applicable to the Investment Options in which your Pre-Tax Contribution account, your Roth 401(k) account, your matured Company Contribution account, your non-matured Company Contribution account, and your Rollover account is invested.

•
In the event that you have an outstanding loan balance when your Pre-Tax Contribution or Roth 401(k) account is paid to you or your beneficiary because of your termination due to disability, or after attainment of age 59½, the loan balance (including accrued interest) will be deducted from the amount otherwise payable.  For purposes of this Plan, "disability" is defined in the section entitled "Vesting" above.  If you or your beneficiary defers this distribution to a later date, you must continue to pay the outstanding loan balance through the use of an ACH.  Ninety (90) days of non-payment will cause your loan to default and will result in a deemed distribution.

•
Contributions used to repay the loan will be invested in the same manner as your current investment allocations.  If you are not currently contributing to the Plan, you must separately indicate the investment allocation for the repayment of the loan.

•	The Committee may adopt written loan procedures, which may impose other terms and conditions. These loan procedures are available upon request from our Human Resources department.

To initiate a loan, log on to www.LincolnFinancial.com.  On the Retirement page, there is a section on the right entitled "My Current Account Balance."  Near the bottom of this section, click on "Loan Information."  You may also call the Lincoln Customer Contact  Center at 800-234-3500 for assistance.

LUMP SUM DISTRIBUTIONS

You, or your beneficiary or legal representative in the event of your death, will be entitled to the full value of your Pre-Tax Contribution, Roth 401(k) Contribution and Company Contribution accounts, as well as any amounts credited to your Rollover and/or After-tax Contribution accounts upon the date of your termination of service by reason of death, disability (as defined in the section entitled "Vesting" above) or retirement (as defined below).  Part or all of these accounts may be forfeited if your termination occurs under other circumstances.

Your Plan account will be paid to you in a lump sum distribution, unless you are eligible to have your Plan account distributed to you in the form of periodic payments, or installments (see the section entitled "Periodic Payments" below).  Alternatively, you may elect to use your entire Plan account to purchase a group deferred annuity, in accordance with rules established by the Committee.

Tax penalties may apply for distributions beginning before termination at age 55.  For a more detailed discussion of the tax consequences associated with taking distributions from the Plan, please see the Section below entitled "Federal Income Tax Consequences."

•
At the time of your termination, you may request a withdrawal of your vested account balance by logging on to www.LincolnFinancial.com or calling the Lincoln Customer Contact Center at 800-234-3500. If your balance is under $1,000, it will automatically be distributed to you in a lump sum, and you will not be permitted to defer the receipt of your benefit.

•	If, at the time of your termination, your balance is over $1,000, you may elect to defer your distribution to no later than the April 1st following your attaining age 70½.

•	If you make no election and your balance is over $1,000, distribution of your account balance will be automatically deferred until the April 1st following your attaining age 70½.

Distribution at Retirement

You are entitled to the full value of all amounts credited to your Plan accounts (including any non-vested Company Contributions) upon retirement.  For purposes of this Plan, "retirement" is the date on which you terminate your full-time contract with us (and you are not employed by us or any of our affiliates) at age 60 or older with at least five years of service.  If you retire before reaching age 70½, you may elect to defer distribution of your Plan accounts to no later than the April 1st of the year following the year in which you attain age 70½.

Distribution at Disability

If you terminate as the result of a disability - you are entitled to the full value of all amounts credited to your account. You may request that your distribution under the Plan begin at any time.  In most cases, early distribution of your Plan account because of disability will not result in the 10% excise or penalty tax described in the section entitled "Federal Income Tax Consequences" below.  For purposes of this Plan, "disability" is described under the section entitled "Vesting" above.  Proof of your disability, including evidence as to the permanence and degree of your impairment, must be supported by medical evidence and provided to the Plan Administrator upon request.

Distribution at Death

Upon your death, your spouse, if you are married at the time or your death, or your beneficiary, if you are single at the time of your death, will be entitled to the full value of all amounts credited to your Plan accounts established for you under the Plan, including any unvested amounts.  Your "spouse" means the person to whom you are married at the relevant time provided that the marriage between you and such individual is legally recognized as valid under any state law.

Distribution at Termination

If your contract as a full-time life insurance agent is terminated (other than by reason of retirement, disability or death), or you become ineligible to participate in this Plan and you are not employed with any of our affiliates, or you do not take a corporate contract, you will be entitled to the value of your Pre-Tax Contributions, Roth 401(k) Contributions, any After-Tax Contributions, any Rollover Contributions and any vested Company Contributions.  Non-vested Company Contributions and any earnings thereon will be forfeited.

Form of Distribution

If you have invested in Investment Options other than the LNC Stock Fund, you will generally not receive a pro-rata share of the underlying securities or other assets in which each Investment Option is invested at the time of your distribution.  Although the Plan Administrator may have the discretion to direct the Plan Trustee to make an in-kind distribution from an Investment Option, usually the Plan Trustee will distribute in cash the value of your proportionate share of any Investment Option in which you are invested.  Distributions from the LNC Stock Fund will be made in whole shares unless you elect that it be paid in cash. (See the Section entitled "Fractional Shares" below for treatment of fractional share interests in LNC Common Stock.)

PERIODIC PAYMENTS OF DISTRIBUTIONS

At Retirement

As an alternative to taking a lump sum distribution from the Plan, you may elect to begin taking periodic withdrawals from your Plan account(s).  These periodic withdrawals are limited to one per calendar year and must be at least equal to the greater of $1,000, or 20% of the value of your Plan account(s), or you may elect to have all of your Account assets used to purchase a deferred annuity contract.  LNC or an Affiliate can provide you with information on their deferred annuity contracts.  If you elect this alternative and have a balance in your Plan account when you reach age 70½, this balance will be automatically distributed to you on the April 1st of the year following the year you attain age 70½. (NOTE: If there is an outstanding loan balance at the time of retirement, you must repay the entire amount before making periodic withdrawals from the distribution amount.)

At Disability

If you become eligible for a distribution from the Plan as the result of disability, you may, as an alternative to taking a lump sum distribution, take periodic withdrawals. These withdrawals are limited to one per calendar year and must be equal to the greater of $1,000, or 20% of the value of your Plan account(s), or you may elect to have all of your account assets used to purchase a deferred annuity contract.  LNC or an Affiliate can provide you with information on their deferred annuity contracts. (NOTE: If there is an outstanding loan balance at the time of termination following disability, you must repay the entire amount before making periodic withdrawals from the distribution amount.)  Disability is defined in the Section entitled "Vesting" above.

At Death

As an alternative to taking a lump sum distribution of the entire balance of your Plan account(s) at the time of your death, your beneficiary may elect to take periodic annual withdrawals from the Plan during a period not to exceed (5) years.  These withdrawals are limited to one per calendar year and must be at least equal to the greater of $1,000, or 20% of the value of your Plan account(s). For example, if your Plan account value is $10,000 on the date of your death, and you have designated two beneficiaries, each must take an immediate distribution.  (NOTE: If there is an outstanding loan balance at the time of your death, your Account balance will be reduced by any outstanding loan balance plus accrued interest before distribution.)

Effective September 1, 2014, if you have terminated your contract as a full-time life insurance agent, or are retired, deceased, disabled or an alternate payee named in a qualified domestic relations order, you can request the "Systematic Withdrawal" option that allows your benefits to be paid in the form of a series of periodic payments.  The Systematic Withdrawal option is an automated disbursement that allows you to choose the amount and frequency of the distributions you receive (i.e., monthly, quarterly, semi-annually or annually).  You can obtain a Systematic Withdrawal Request form by contacting the Lincoln Customer Contact Center at 800-234-3500.  You have the flexibility to change your Systematic Withdrawal amount or duration of your payments at any time by submitting a new request form to Lincoln National Corporation 401(k) Plans, c/o Lincoln Retirement Services Co., P. O. Box 7888, Fort Wayne, IN  46801-7888 or fax the form to Lincoln National Corporation 401(k) Plans, c/o Lincoln Retirement Services Co. at 260-455-9943.

Forfeitures of Accounts

Breaks-In-Service.  A "break-in-service" occurs on the first month of the Plan year following your termination.  For purposes of this Plan, "termination" means the termination of your contract as a full-time life insurance agent with LNL (other than by reason of retirement, disability—as defined in the section entitled "Vesting" above—or death).  A 5-year-break-in-service is a period of five consecutive Plan years, beginning with the Plan year in which you cease being a full-time life insurance salesman, a general agent, or an employee of one of our affiliates on the last day of each Plan year.  In the event that you forfeit amounts in your Company Contribution account due to a break-in-service, and you do not incur a 5-year-break-in-service, such forfeited amount shall be re-credited to your Company Contribution account upon your return to service as a full-time life insurance salesman, a general agent, or our employee, and such accounts shall continue to vest in accordance with the Plan's vesting schedule.    For the purposes of determining a break-in-service, any Plan year in which you are absent from work on the last day of the Plan year on account of your pregnancy; the birth of your child; the placement of a child in connection with your adoption of that child; or the care of a child for a period beginning immediately after a child's birth or placement because of the preceding three reasons, and you are a full-time life insurance salesman under the Federal Income Contributions Act, a general agent, or an employee of one of our affiliates, on the last day of the Plan year following the Plan year in which your absence occurs, shall not be counted in determining the break-in-service. If you are no longer a full-time life insurance salesperson, but not eligible to participate in the Plan and you become our employee, but are ineligible to participate in any other plan, no further contributions will be made on your behalf.  You will, however, continue to earn vesting service.

FRACTIONAL SHARES

Interests in fractional shares of our common stock will not be distributed in kind. Rather, fractional share interests in our common stock will be paid in cash based on the market value of LNC common stock on the valuation date immediately preceding the date of distribution or termination of service, as applicable.

BENEFICIARY DESIGNATION

You may designate a beneficiary or beneficiaries to receive any securities and cash to which you are entitled under the Plan in the case of your death.  This may be done online at www.LincolnFinancial.com, or through the Lincoln Customer Contact Center: 800-234-3500.  Your beneficiary designation may also be changed or cancelled by you at any time through the website or through the Lincoln Customer Contact Center.  Regardless of what you may have elected, if you are married on the date of your death, your surviving spouse will be deemed to be your beneficiary unless your surviving spouse has consented (in the manner required by the Code) to another individual(s) being your beneficiary.  To name someone other than your spouse as beneficiary, you must submit a spousal consent and waiver form to LRPS. This can be obtained on the LRPS website.    Periodically and whenever you have a significant life event, such as a divorce, you should review your beneficiary designation carefully and contact LRPS to change your beneficiary designation if desired.

If you do not have a beneficiary designation on file, or if your beneficiary dies before you and you have not named a contingent beneficiary, the value of your account will be payable to (i) your spouse, (ii) if no spouse, to your child or children (with the share of any deceased child distributed among descendants of that child), (iii), if none of the above, to your parents in equal shares or the entire amount to your surviving parent; (iv) if none of the above, to your sibling(s); and (v) if none of the above, to the executor or administrator of your estate .

ASSIGNMENT AND QUALIFIED DOMESTIC RELATIONS ORDERS

No right or interest of any Participant or beneficiary in the Plan is assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, without limitation, execution, levy, garnishment, attachment, pledge, or bankruptcy, except in connection with a loan from the Plan to a participant, or as provided under the terms of a qualified domestic relations order ("QDRO") (as defined in Code section 414(p)) as determined by the Plan Administrator.

The one exception to the anti-assignment provision described above is distribution pursuant to a QDRO.  Upon our receipt of written notice from you or your spouse of a pending domestic relations order, a domestic relations restriction ("DRR") will be placed on your Plan accounts.  The DRR will be removed only upon notice that no QDRO is forthcoming, or upon final approval and disposition under a QDRO.

The Plan Administrator has established a sample form, special rules, and procedures relating to QDROs under this Plan. You may request a copy of these procedures and the sample form by contacting:

QDRO Consultants Co.
3071 Pearl Road
Medina, OH  44256
Attn:  Lincoln National QDRO Compliance Team
Phone:  (800) 527-8481
Fax:  (330) 722-2735

AMENDMENT OR TERMINATION OF THE PLAN

By action of our Board of Directors or its delegates, we may terminate or amend the Plan or suspend the operation of any provision of the Plan, at any time, provided, however, that:

•
no amendment shall be made that will result in the recovery by us of any part of a Company Contribution to the Plan, except under limited circumstances as may be provided under the trust agreement and permitted under the Code;

•	any amendment that affects the rights and duties of the Plan Trustee may be made only with the consent of the Plan Trustee;

•	no amendment of the Plan shall affect your rights with respect to the continuance of vesting of such securities and cash attributable to Company Contributions or earnings thereon; and

•	upon the termination or suspension of the Plan, your rights to the amounts credited to your Plan account(s) as of the date of such termination or suspension shall not be forfeitable.

ADMINISTRATION OF THE PLAN

Plan Trustee

The LNC Benefits Committee (the "Committee") has the authority to appoint one or more individuals or corporations to act as Plan Trustee. The Plan Trustee is responsible for the custody, investment, and distribution of Plan assets.

The Plan Trustee, Lincoln Financial Group Trust Company, Inc., is a major banking facility used in processing all contributions and distributions from the Plan. Lincoln Financial Group Trust Company, Inc. is also the principal bank through which LNC and LNL and their affiliates make payments to participants and beneficiaries.  The Plan Trustee, in its capacity as trustee for various corporations and individuals, may own shares of LNC Common Stock for and on behalf of its beneficiaries.

The Plan Trustee serves pursuant to the terms of a written trust agreement. This agreement is available from the Company's Human Resources Department or from the Plan Administrator for inspection on request by Plan participants.  We may discharge or remove the Plan Trustee and appoint a successor Plan Trustee upon 30 days written notice to the Plan Trustee; provided, however, that such successor is a banking institution legally qualified to serve as a Plan Trustee. In case of discharge or removal, the Plan Trustee agrees to transfer the Trust assets to its named successor, and upon such transfer, the Plan Trustee will be discharged and relieved of its duties.  In the event of discontinuance of the Plan, the Trust Agreement may be discontinued by action of the LNL's Board of Directors or the Committee; provided, however, that until all Plan assets in the Trust have been distributed, the Plan Trustee will retain all the rights and powers given to it by the Trust Agreement.

Plan Administrator

The LNC Benefits Committee is the Plan Administrator and Named Fiduciary for the Plan.  LNC's Chief Executive Officer appoints Committee members.  Each member of the Committee is a named fiduciary, as that term is defined by the Employee Retirement Income Security Act of 1974, as amended ("ERISA").  Each Committee member, as a fiduciary, has the authority to control and manage the operation and administration of the Plan.  Members of the Committee receive no compensation from the Plan.  The Committee's responsibilities include operating the Plan in accordance with its terms; enforcing its provisions in an equitable and non-discriminatory manner; determining all questions arising under the Plan (including determinations of eligibility and of benefits payable); and directing payments of benefits. In aid of its responsibilities, the Committee is empowered to adopt rules and procedures necessary for the proper and efficient administration of the Plan.

A Committee member may resign by giving LNC and the other Committee members 10 days written notice.  In addition, LNC may remove a Committee member at any time by giving advanced written notice to the member and to the other Committee members.

The business address of the Committee is:  LNC Benefits Committee; c/o George Murphy, Chair; 150 N. Radnor Chester Road, Building A, 3rd Floor, Radnor, PA  19087-5238, Telephone (484) 583-1400.

Voting of Shares

Voting rights with respect to all securities held by the Plan will be exercised by the Plan Trustee or by a proxy solicited by the Plan Trustee.  You have the right to direct the Plan Trustee in a voting of share equivalents with respect to any portion of your account invested in the LNC Stock Fund.  If the Plan Trustee does not receive voting instructions from all participants, the shares for which the Plan Trustee did not receive instructions will be voted in the same proportion as the shares for which the Plan Trustee receives instructions.

FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the federal income tax consequences of participation in the Plan, and on distributions from the Plan, based on the current provisions of the Code and applicable regulations in effect as of the date of this prospectus supplement. The actual tax consequences for any individual will depend on his or her circumstances.  Detailed information about how taxes may affect your benefits and distributions under this Plan can be found in IRS Publication 575, Pension and Annuity Income, which is available on the public website of the Internal Revenue Service. YOU SHOULD CONSULT A QUALIFIED TAX ADVISER TO DETERMINE THE APPLICATION OF THE FEDERAL INCOME TAX LAWS TO YOUR INDIVIDUAL CIRCUMSTANCES.

Contributions.  The Plan is a qualified employee benefit plan under Code section 401(a). Company Contributions to the Plan, as well as dividends paid on shares of LNC common stock held in the Plan, are deductible, subject to certain restrictions, by LNL for corporate federal income tax purposes under Code section 404(a).  Although your Pre-Tax Contributions will not be subject to federal income tax - social security taxes and federal unemployment taxes will be withheld.

Earnings.  In general, you will not be subject to federal income taxes on any earnings accruing with respect to Company Contributions, your Pre-Tax Contributions, Roth 401(k) Contributions, and any After-Tax Contributions or Rollover Contributions until such amounts are distributed to you.

Loans.  You will not be taxed on loans from the Plan if the loans are repaid in accordance with its terms.

Distributions.  Amounts distributed to you will be taxable as ordinary income to the extent that the amounts received exceed the amount of your After-Tax Contributions, if any.  Until withdrawn, such After-Tax Contributions are referred to as "Net Unrecovered Contributions."

 Stock Distributions.  With respect to the LNC Stock Fund, should you receive all or part of a lump sum Plan payment in the form of shares of LNC common stock ("in-kind delivery"), the excess of the fair market value on the date of a total distribution over its cost basis (the "net unrealized appreciation") will not be taxed at the time of distribution.  If stock is received other than in a total distribution, only the net unrealized appreciation attributable to nondeductible after-tax contributions will not be taxed at the time of distribution.  However, if you receive a lump sum distribution of stock, you may elect to be taxed at the time of distribution under procedures prescribed by the IRS in accordance with Code section 402(e)(4).

When you are eligible to make a withdrawal or receive a distribution from the Plan, you may elect to have the value of the LNC Stock Fund paid to you in:

1.	Cash;
2.	Shares of LNC common stock (also referred to as "in-kind delivery"); or
3.	A combination of cash and shares of LNC common stock.

The election can be specified on the Distribution Request form available from LRPS.

Should you elect to receive any shares of LNC common stock "in-kind", you'll receive notification from LNC's transfer agent, Wells Fargo Shareowner Services, when the shares have been re-registered in your name.  Wells Fargo will then hold the shares until receiving direction from you.

Should you elect to receive any shares of LNC common stock "in-kind", but paid instead to a "rollover institution", Wells Fargo Shareowner Service will send a credit notification statement to the rollover institution.  The credit notification statement provides instructions to the rollover institution on how to transfer the shares to your account.

The process of receiving shares of LNC stock generally takes 10-17 business days following receipt of a Distribution Form in good order.

You should contact Lincoln Customer Contact Center at 800-234-3500 with any questions.

Dividends on your LNC common stock that you elect to receive in cash are taxable income and are not subject to the 10% excise penalty described below. You will receive a Form 1099 DIV at year-end from LRPS, reported with your W-2 information.

The Plan is required to withhold 20% of any lump sum distribution to pay applicable federal income taxes (excluding amounts attributable to After-Tax Contributions), unless you rollover the distribution to an IRA or another qualified employer plan, as described below.  If you receive payment of your benefit in the form of an annuity, however, you may elect whether or not to have federal taxes withheld from each payment.

In addition, you may be required to pay a 10% excise or penalty tax on the distributed amounts that are taxable. The 10% penalty will not apply in certain situations, including the following:

•	Your account is paid to you after age 59½;

•	Your account is paid to you after you leave LNL on or after the date you reach age 55;

•	Your account is paid to you or your beneficiary(ies) because of your death or in most cases of disability (as defined in the Section entitled "Vesting" above);

•	You incur certain tax-deductible medical expenses for the year;

•	Payment is directed to another person pursuant to a QDRO;

•
Payment is made in substantially equal installments over your life expectancy or the joint life expectancy of you and your spouse/beneficiary (however, the Plan does not currently offer a lifetime annuity option); or

•
You roll over or directly transfer the taxable amount of your account to an IRA or another qualified employer-sponsored plan as defined by the Code (e.g., an IRA or individual retirement account or annuity, or other qualified plan).

Roth 401(k) Contributions. Your Roth 401(k) Contributions are after-tax contributions and, as such, your contributions and earnings can be distributed to you tax-free if considered a "qualified distribution".  In order for a distribution from your Roth 401(k) Contribution account to be considered a "qualified distribution" it must be taken after death, disability or upon reaching age 59½; and must occur at least five years after you make your first Roth 401(k) Contribution.  You can roll your Roth 401(k) Contribution account into a Roth IRA or to a new employer's plan if it allows Roth 401(k) Contributions.

Rollovers.  You can also delay paying applicable taxes if you rollover all or part of your distribution to another qualified employer-sponsored plan or individual retirement account (IRA).  A rollover defers taxation of the taxable portion that is rolled over.  The rollover can be "direct" or "indirect."  Indirect Rollovers must be made within 60 days after receipt of the distribution and are subject to rules that differ from the direct rollover rules.   If you do not elect a direct transfer of the entire lump-sum distribution, the Plan is required to withhold 20% of the taxable portion of the distribution to pay federal income taxes.

Generally, in cases where the participant has died, the same tax rules apply to distributions taken by the participant's beneficiary as would have applied to the participant.  A beneficiary who is the surviving spouse of the participant may be eligible to rollover the distribution.  Effective on or after January 1, 2008, a non-spouse beneficiary of a deceased participant may rollover any amount inherited as beneficiary to an "inherited IRA" in accordance with IRS rules and regulations.

YOUR RIGHTS AND PROTECTIONS UNDER ERISA

The Plan is subject to many of the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").  ERISA requires certain kinds of reporting and disclosure of information regarding the Plan and its investments to government agencies and participants.

ERISA also imposes stringent standards of fiduciary responsibility, and prohibits transactions with parties-in-interest for which there is no available exemption.  Because the Plan is an individual account and profit-sharing plan it is not subject to the funding standards of Title I of ERISA, or covered by the Plan termination insurance program of Title IV of ERISA, which is administered by the Pension Benefit Guaranty Corporation.

The Plan is intended to comply with ERISA section 404(c).  If the Plan meets the various requirements of ERISA section 404(c), you are responsible for investing the assets in your Plan account(s) among the investment options offered, and neither we nor the Plan fiduciaries are liable for any investment losses you may experience as a direct result of your investments in the Plan.  Among the requirements of Section 404(c) is that you must be provided with meaningful investment information periodically, so that you are provided with the opportunity to exercise meaningful, independent control over the assets in your Plan account(s).

You can obtain more information about the Plan, including a description of the annual operating expenses of each Investment Option offered through the Plan, copies of financial reports for each Investment Option, and copies of the Plan's confidentiality procedures.  These materials may be made available at a nominal charge.   Please contact Kathleen Biddle, Consultant, Total Rewards, Retirement Plan Administration (484) 583-1760, 150 N. Radnor-Chester Road, Radnor, PA 19087, for more information.

As a participant in the Plan, you are entitled to certain rights and protections under ERISA.

The Right to Receive Information About the Plan

ERISA provides that all Plan participants are entitled to:

•
Examine, without charge, at the Plan Administrator's office and at other locations, all Plan documents, including insurance contracts and a copy of the latest annual report (Form 5500 Series) filed by the Plan Administrator with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

•
Obtain, upon written request to the Plan Administrator, copies of all Plan documents, including insurance contracts, copies of the latest annual report (Form 5500 Series) filed by the Plan Administrator with the U.S. Department of Labor, and updated summary plan description.  The Plan Administrator may make a reasonable charge for the copies.

•	Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report when requested.

•
Obtain a statement telling you whether you have a right to receive a plan benefit at normal retirement age and if so, what your benefits would be at normal retirement age if you stop working under the plan now.  This statement must be requested in writing and is not required to be given more than once every twelve (12) months.  The plan must provide the statement free of charge.

The Right to Prudent Action by Fiduciaries

In addition to creating rights for Plan participants, ERISA imposes duties upon the persons who are responsible for the operation of the Plan.  The persons who operate the Plan, called fiduciaries, have a duty to do so prudently and in the interest of Plan participants, and beneficiaries.  Fiduciaries who violate ERISA may be removed and required to repay losses they have caused to the Plan.
No one, including a company, a union, or any other person, may fire or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising any of your rights under ERISA.

Enforce Your Rights

If your claim for Plan benefits is denied in whole or in part, a written explanation of the reason for the denial must be provided to you or to your designated representative.  You have the right to have the Plan Administrator review and reconsider your claim.  Under ERISA, there are steps that you can take to enforce the above rights.

For instance, if you request materials from the Plan Administrator and you do not receive them within 30 days, you may file suit in a federal court to obtain the information.  In such a case, the court may require the Plan Administrator to provide the materials and pay up to $110 a day until the materials are provided, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for benefits that is denied or ignored, in whole or in part, you may sue for those benefits in a state or federal court (you should first check with the Plan Administrator on your claim and also use the Plan's appeal process, as applicable).  If you believe that the Plan's fiduciaries are misusing the Plan's money, or if you believe that you are being discriminated against for asserting any of your rights, you may seek assistance from the U.S. Department of Labor, or you may sue in a federal court.  The court will decide who should pay court costs and legal fees.  If you are successful, the court may order the person you have sued to pay these costs and fees.  If you lose, however, the court may order you to pay these costs and fees, for example, if it finds your claim was frivolous.  If you have any questions about the Plan, you should contact the Plan Administrator.

If you have any questions about this statement, or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.  You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration at 866 444-EBSA (3272).

ERISA CLAIMS PROCEDURES

If we determine that you or your beneficiary is entitled to benefits under this Plan, you will be notified in writing or electronically of your entitlement to such benefits, and we will provide you with the proper forms to apply for and elect such benefits.  If you or your beneficiary feels that you are not receiving a Plan benefit that you should, you may file a written claim for that benefit with the Claims Administrator.  Please address any such claims to the Claims Administrator for this Plan (see section entitled "Important Information about the Plan", below). The Claims Administrator will decide whether to grant or deny your claim.  If your claim is denied, within 90 days after filing your claim you will receive a written notice explaining the specific reason(s) for denial, the Plan provisions that support the decision to deny the benefit, a description of any additional information needed to review your claim request, instructions for requesting a review of your denied claim and a description of those review, or "appeal" procedures and the time limits applicable to such procedures, including a statement of your right to bring a civil action under ERISA section 502(a).  If special circumstances require an extension of time for processing the claim, you will receive written notice of the extension prior to the end of the 90-day period.

You will have a chance, within 60 days after you receive this written notice, to ask for a review by the Claims Administrator of your claim and its denial.  Upon your request, you may also receive, at no cost to you, copies of all documents, records and other information relevant to your claim.  You and/or your beneficiary may submit written issues comments to the Claims Administrator. Your claim will then be reviewed by the Claims Administrator.  Generally, you will receive written notice of the final decision of the Claims Administrator within 60 days after your request for a review.  If special circumstances require a 60-day extension of time to review the decision, you will receive notice of the extension within the 60-day period (with extension, this review must be concluded within 120 days).

If your claim is denied, the Claims Administrator will notify you either in writing or electronically within the applicable day period specified above and will explain the specific reason(s) for denying your appeal, the Plan provisions that support the decision to deny your appeal, and a statement of your right to bring a civil action under ERISA section 502(a).  Under such circumstances, you have the right to bring a legal action within one year of the date you are informed that your appeal has been denied.  If you fail to bring a timely court action, your claim will be deemed permanently waived and abandoned.

IMPORTANT INFORMATION ABOUT THE PLAN

The Plan Sponsor:

The Plan Sponsor is The Lincoln National Life Insurance Company.  As Plan Sponsor, The Lincoln National Life Insurance Company reserves the right to terminate or amend this Plan at any time, by action of its Boards of Directors.

The Plan Administrator and Named Fiduciary:

Lincoln National Corporation Benefits Committee
150 N. Radnor Chester Road
Radnor, PA 19087-5238
Telephone: (484) 583-1400

The Plan Trustee:

Lincoln Financial Group Trust Company, Inc.
One Granite Place
Concord, NH  03301

Recordkeeper and Claims Administrator:

Lincoln Retirement Plan Services Company, L.L.C.
1300 South Clinton Street
Fort Wayne, IN 46802

Participating Employers:

The Lincoln National Life Insurance Company
Lincoln Life & Annuity Company of New York
Lincoln Financial Advisors Corporation

Plan Year:

January 1st through December 31st

Agent for Service of Legal Process:

General Counsel
Lincoln National Corporation
150 N. Radnor Chester Road
Radnor, PA  19087

Identification Numbers:

The Employer Identification Number assigned to The Lincoln National Life Insurance Company by the Internal Revenue Service is: 35-0472300.

The Employer Identification Number assigned to the Lincoln National Corporation Benefits Committee by the Internal Revenue Service is: 35-1620788.

The Plan number is 006.

Top Heavy Rules:

The Code provides a complicated set of rules for determining whether the Plan is "top heavy".  Stated simply, the Plan is top heavy if the value of aggregated account balances belonging to "key employees" exceeds the aggregated account balances belonging to the non-key employees.  Key employees are generally officers and other highly compensated individuals.

If the Plan became "top heavy", the Plan's benefits and vesting schedule would be enhanced. We would notify you in the unlikely event that the Plan ever became top heavy.

General Legal Note:

The summary of the Plan contained in this prospectus supplement is not intended to be the legally controlling Plan document.  Where there is a discrepancy between the summary of the Plan and the terms and provisions of the Plan document, the terms and provisions of the Plan document control.  Neither the Plan document, the summary of the Plan document contained in this prospectus supplement, or your rights to any benefits provided under the Plan constitutes a contract of affiliation or employment.

VALUATION OF INVESTMENTS

Securities authorized for investment under the Plan will be valued each day the New York Stock Exchange is open for business.  Depending on the type of security being valued, a determination of value is based on: the closing price of the security on an exchange on which such securities are listed; the average bid quotations for such securities; quotations from other sources deemed by the Plan Administrator to be reliable as fairly reflecting the market price or redemption price of the securities; the value as reported by an insurance company with respect to a segregated investment account in which the Plan invests; or the average sale or purchase price of the securities when the Plan Trustee is required to sell or purchase securities on the open market to comply with the requests of participants.

All of the Investment Options, including the LNC Stock Fund (discussed in more detail below), are unitized.  That means that if you invest in any Plan Investment Option, you and other investors own a pro-rata portion of all of the securities that may be in the Investment Option (e.g., stocks, bonds, shares of mutual funds, or units of variable insurance trust funds other investment options – whatever the manager of the investment account has chosen to invest in to meet its investment objectives), as well as a pro-rata portion of the cash held by the Investment Option for liquidity purposes.

The value of a unit of any Investment Option is determined by adding the value of all securities in the Investment Option, plus the cash or value of the money market units, then dividing the total value of the Account by the total number of outstanding units issued by the Investment Option.  For the LNC Stock Fund, the value of a unit is calculated each day by dividing the current value of all LNC Common Stock in the Account, plus any cash, by the total number of units allocated to participant Plan accounts.  Some accounts, such as the LNC Stock Fund, hold units of a money market account rather than actual cash to satisfy liquidity needs.  The cash or money market units are used to execute daily transactions, thus avoiding the need for the manager to sell shares of stock on the open market and wait to receive the cash proceeds from the sale to satisfy a participants' transfer or redemption transaction.

The valuation date for loans, withdrawals and transfers is the date your request, via the Lincoln Customer Contact Center or  www.LincolnFinancial.com, is received and confirmed, as long as your call is received prior to 4 p.m. (Eastern Time) on a business day (otherwise the next business day).  The valuation date for all other distributions will be no later than the second business day after receipt of your correctly completed distribution form. The valuation date for participant contributions, Company contributions and loan repayments is the date on or following a payday on which such payments are received by the Plan Trustee for investment.

YOUR INVESTMENT OPTIONS
Investment Supplement – Effective August 31, 2016

Depending on your investment needs and objectives you may decide to concentrate or diversify the assets currently credited to your Plan accounts, among the various Investment Options described below.  You may also wish to allocate any future contributions made to your Plan account--your Pre-Tax Contributions, Roth 401(k) Contributions, Company Basic Matching Contributions, any Company Discretionary Matching Contributions, and any other Company contributions that you may be eligible to receive (collectively,
"Contributions") -- among these Investment Options.

 LRPS is the Plan's current recordkeeper, and third-party administrator. LRPS will deem any investment direction(s) you give them to be continuing directions until you affirmatively change them.  If you have not provided LRPS with specific investment directions for your Plan accounts, LRPS will automatically invest your Pre-Tax Contributions and/or Roth 401(k) Contributions into the Plan's current default investment option, the State Street Target Retirement Fund (a target-date fund).  Your Company Basic Matching Contributions and any Company Discretionary Matching Contributions will be invested in the same Investment Options that you have elected for your Pre-Tax Contributions, or the Plan's current default investment option if you have not provided LRPS with specific investment directions.  The State Street Target Retirement Funds are considered a Qualified Default Investment Alternative under Department of Labor regulations.  Contributions that are invested in a State Street Target Retirement Fund in the absence of your investment direction will remain in this Fund, unless and until you affirmatively elect to transfer such assets to another Investment Option.

Trading Restriction & Other Limitations.

Unless prohibited by trading restrictions imposed by the Plan, the various Investment Options, or the rules and regulations pertaining to insider trading in LFG securities, you may change your investment directions with respect to future Contributions at any time.  You may also transfer part or all of your current Plan account balances from one Investment Option to another Investment Option, again subject to any trading restrictions imposed by the Plan, the Investment Options involved, and our rules against insider trading.  Any changes to your current investment directions, or transfers permitted among Investment Options, will be effective on the date the transaction is processed via  www.LincolnFinancial.com, or through the Lincoln Customer Contact Center: 800-234-3500.

If you are a Section 16 Insider of LNC, any reallocation of current investments from other Investment Options into the LNC Stock Fund, changes to your investment directions involving future contributions into the LNC Stock Fund (increasing or decreasing investment), and certain other transactions, will not be permitted at any time without pre-clearance through our Law Department.  For officers and certain other employees, reallocations and changes to investment directions involving the LNC Stock Fund will be restricted to "open window" periods during which the individual is not restricted from trading.  For more information about the trading restrictions relating to the LNC Stock Fund and whether they apply to you, please refer to the LFG Insider Trading & Confidentiality Policy, which is posted at: http://one.lfg.com/ourcompany/governance/Documents/InsiderTradingPolicy.pdf .

Transfers out of the Lincoln Stable Value Account Option ("LSVAO") and into an option that competes with the LSVAO may be subject to a "90-Day Equity Wash" requirement.   If the wash requirement is in effect and you wish to move money out of the LSVAO and into a competing option, you must first "wash it" by moving the money into a (non-competing) equity investment option for a minimum of 90 days.  After the 90 days are up, the money can be moved into a competing fund without penalty or further restriction.  Of the current Investment Options, only the Delaware Diversified Income Fund is considered a competing fund.  However, because other "competing funds" may be available through the Self-Directed Brokerage Account (the "SDBA"), the SDBA may be considered a competing fund in the future.  The SDBA will be deemed a competing fund if the LSVAO balances of Plan participants who have a SDBA are 10% or more of the total stable value balances for the Plan.  Currently the SDBA is not considered a competing fund.  In the unlikely event the SDBA becomes a competing fund and you wish to move money from the LSVAO into the SDBA, you would need to move the money into one of the other non-competing Plan Investment Options first, leave it there for at least 90 days, and then move it into the SDBA.

The 90-Day Equity Wash requirement is only in effect if the current yield of the Barclays Stable Income Market Index fund is greater than the 5-year historical average of the this fund.  The 90-day wash provision has not been in effect for the Plan since its conversion to LRPS in October, 2008.

Transfers out of the LSVAO may also be limited or delayed during calendar quarters when current interest rates are higher than the five-year historical average.

Any restriction will be announced approximately 3 weeks prior to placing the restriction in effect and will be announced through  www.lincolnfinancial.com.

In order to prevent market timing, excessive trading, and similar abuses, the managers of the various Investment Options may impose additional trading restrictions or redemption fees triggered by certain kinds of trades or trading activities.  In some cases, as disclosed in the Company's policies, trades will be monitored to ensure compliance.  For mutual fund investment options, please see the relevant prospectus for information on trading restrictions or applicable redemption fees.  For collective investment trust options, please consult the relevant disclosure statements for such information.  These documents are available online  www.LincolnFinancial.com, or by requesting them through the Lincoln Customer Contact Center: 800-234-3500.  Other than the 90-day Equity Wash requirement described above, the Lincoln Stable Value Account Investment Option is not subject to any market timing or excessive trading restrictions or redemption fees.  The LNC Stock Fund is not subject to any market timing or excessive trading restrictions or redemption fees.

Investments in the Plan.

The Plan Trustee, Lincoln Financial Group Trust Company, Inc. will invest your contributions as soon as reasonably possible after receipt, and in accordance with your investment directions and the provisions of the Plan.  In addition to purchasing shares of LNC common stock on the open market, the Plan Trustee may from time to time purchase authorized and unissued shares directly from us, or purchase outstanding shares directly from our shareholders. Under the terms of the Plan, certain fees, commissions, and other expenses for these transactions will be charged to your account in the Plan.

In deciding how to invest your Plan account, you should carefully consider which Investment Options are right for you.  You should read the following information carefully when making Plan investment decisions about these Investment Options.  You can find additional performance information online at www.LincolnFinancial.com.  This information will help you to understand the investment choices and the differences among them.  The information provided to you in the following description of Investment Options should not be construed as an investment recommendation for any particular Investment Option.

Comparative Performance of Investment Options

In general, the following table sets forth the annualized yield earned on the Investment Options currently offered by the Plan over certain periods of time—assuming the reinvestment of dividends and interest.  All rates of return represent past performance and are not necessarily indicative of future performance.  Many conditions affecting performance--such as inflation, business growth and interest rates--may be different in the future.  Investment return and principal value may fluctuate and your investment in the future may be worth more or less than the original amount invested.  The table below has been prepared to assist you in making your investment directions under the Plan. However, the value of this information is limited, and we recommend that you consult a qualified investment adviser before making any investment decisions.

The performance figures have been reduced to reflect some, but not all, of the fees and expenses affecting the Investment Option.  Except as otherwise stated in the description of "Expense" for each Investment Option, the "Net Expense Ratio" of an Investment Option reflects reductions in the performance figures due to investment management fees, contract fees and other operating expenses.   Please see the description of "Expense" for each Investment Option for more detail about these fees and expenses, as well as for any additional fees and expenses which, if shown, would have the effect of further reducing the performance figures.  In cases where the charges were not included, please note that the performance figures would be reduced if such expenses were deducted from performance data.

Investment Lineup as of August 31, 2016
Fund Performance – Average Annual Total Return*		Performance as of June 30, 2016					Expense Ratio %
Fund Name	Ticker	Quarter	1 Year	3 Years	5 Years	Inception Date	* 10 Yrs. Or Since Inception	Gross	± Net
Tier 1 – Asset Allocation Target Date Funds
State Street Target Retirement Income Fund	CMDI7	2.20	1.93	3.81	4.36	7/1/2009	6.50	0.12	0.12
State Street Target Retirement 2015 Fund	CMDL7	2.36	1.69	5.09	6.40	10/1/2009	7.84	0.12	0.12
State Street Target Retirement 2020 Fund	CMDM7	2.55	1.32	6.05	7.24	7/1/2009	10.31	0.12	0.12
State Street Target Retirement 2025 Fund	CMDN7	2.68	0.87	6.61	7.66	10/1/2009	9.14	0.12	0.12
State Street Target Retirement 2030 Fund	CMDO7	2.62	0.38	6.89	7.82	7/1/2009	11.30	0.12	0.12
State Street Target Retirement 2035 Fund	CMDP7	2.54	-0.22	7.03	7.66	10/1/2009	9.44	0.12	0.12
State Street Target Retirement 2040 Fund	CMDQ7	2.52	-0.80	7.14	7.60	7/1/2009	11.43	0.12	0.12
State Street Target Retirement 2045 Fund	CMDR7	2.52	-1.11	7.08	7.57	10/1/2009	9.41	0.12	0.12
State Street Target Retirement 2050 Fund	CMDS7	2.52	-1.12	7.08	7.57	11/1/2009	9.98	0.12	0.12
State Street Target Retirement 2055 Fund	CMLF7	2.53	-1.10	7.08	7.58	5/1/2011	6.71	0.12	0.12
State Street Target Retirement 2060 Fund	CMMPR7	2.52	-1.10	---	---	4/1/2015	-1.17	0.12	0.12

Tier 2 – Passive Core
State Street US Bond Index Fund – Class C	CMCZ2	2.20	5.99	4.05	3.73	11/1/1997	5.18	0.06	0.06
State Street Russell Large Cap Index Fund – Class C	CMGE5	2.52	2.92	11.42	11.91	7/1/2011	11.91	0.05	0.05
State Street Russell Small/Mid Cap Index Fund – Class C	CMZ12	3.47	-5.27	8.56	9.30	7/1/2002	7.36	0.06	0.06
State Street Global Equity All Cap/ex-US Index Fund – Class C	CMLH2	0.08	-8.88	2.01	0.67	4/1/2011	0.72	0.18	0.18

Tier 3 – Active Core
Lincoln Stable Value Account		0.74	3.00	3.00	3.09	5/1983	3.70	---	---
Delaware Diversified Income Trust		2.34	3.74	3.87	3.73	12/31/2015	3.72	0.40	0.38
PIMCO Diversified Real Asset Collective Trust		6.71	2.47	1.12	0.84	10/30/2009	4.81	0.65**	0.65**
Delaware Large Cap Value Trust	DELALCV	9.21	9.68	12.78	13.93	6/29/2011	14.13	0.70	0.70
Delaware Large Cap Growth Trust	DELALCG	-1.37	-6.42	10.40	11.54	6/29/2011	11.65	0.70	0.70
American Funds Growth Fund of America	RGAGX	2.95	1.11	11.68	11.49	12/1/1973	7.28	0.34	0.34
Boston Co. US Small Mid-Cap Value		2.70	-5.10	8.90	8.90	9/1/2005	6.40	0.70	0.70
Delaware Smid-Cap Growth Trust	DELASCG	0.40	0.26	11.18	9.84	6/29/2011	9.94	0.80	0.80
Dodge & Cox International Stock	DODFX	---	-18.86	0.37	1.02	5/1/2001	2.22	0.64	0.64
MFS International Growth		---	-2.83	3.42	2.73	6/12/2007	2.35	0.80	0.80

Tier 4 – Specialty Option
LNC Stock Unit Fund	LNC	-0.46	-33.07	3.94	7.87	10/1/2008	-2.03	---	---

The performance data above represents past performance; past performance does not guarantee future results.

*Average annual total return for period specified or since inception if the fund's age is less than the number of years shown.
** Effective August 1, 2016, the PIMCO Diversified Real Asset Collective Trust expense ratio will be reduced from 0.65% to 0.41%.

±  Expense ratios are net of any temporary fee waiver currently in effect.  Please see the description of "Expense" for each option for more detail.

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Types of Investment Options

Collective Investment Trusts.  A collective investment trust, or "CIT," is an investment fund that is similar to a mutual fund in that it invests in stocks, bonds, and other investments.  However, CITs are exempt from registration with the Securities and Exchange Commission ("SEC") as an investment company under the Investment Company Act of 1940 (the "1940 Act") and are therefore not subject to the same fees, expenses and regulatory requirements—or regulatory protections—as mutual funds.  CITs may only hold the assets of qualified retirement and government plans, including 401(k) plans, Taft-Hartley plans, profit sharing and cash balance plans, and governmental 457 plans.  An investor in a CIT holds a "unit" of the CIT.  This investment is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other government agency, or entitled to the protections of the 1940 Act.

In addition to the quoted net expense ratios, other expenses, including legal, auditing, custody service and tax form preparation, investment and reinvestment expenses may apply with respect to your CIT investment.  The Delaware CITs offered by the Plan are maintained by SEI Trust Company and the MFS International Growth Fund CIT is maintained by MFS Heritage Trust Company.  The State Street CITs offered by the Plan are maintained by the State Street Bank and Trust Company.

Participation or investment in a CIT is governed by the terms of the trust and participation materials.  An investor should carefully consider the investment objectives, risks, and charges and expenses of the CIT before investing.  The disclosure statement for each CIT together with the declaration of trust for the Delaware Investments Collective Investment Trust contains this and other important information and should be read carefully before investing or sending money. For disclosure statements and declaration of trust, please contact the Lincoln  Customer Contact Center at 800-234-3500, or visit  www.LincolnFinancial.com.  On the Retirement page, there is a section on the left entitled "My Current Account Balance." Near the bottom of this section, click on "More Information About My Plan" then on Collective Trust Disclosures.

Mutual Funds.  Mutual funds invest in stocks and bonds and other investments and are registered with the SEC as an investment company under the 1940 Act.  Investors in a mutual fund are "shareholders" in a fund with all of the rights and protections provided by the 1940 Act.  With respect to a mutual fund investment option, an investor should carefully consider the investment objectives, risks, charges and expenses of the investment company before investing.  The prospectus for the mutual fund contains this and other important information and should be read carefully before investing or sending money.  For prospectuses, please contact the Lincoln Customer Contact Center at: 800-234-3500, or visit www.LincolnFinancial.com. On the bottom left of the Retirement page, you will see a section called "My Investments" which lists your investments by percentage. Within the "My Investments" section, you can click on "Research My Investments", where you select the fund name and then the "Prospectus" tab.

Insurance Products.  The Lincoln Stable Value Fund is a fixed annuity issued by The Lincoln National Life Insurance Company, Fort Wayne, IN, 46802, on Form 28866-SV and state variations thereof. Guarantees are based upon the claims-paying ability of the issuer.  Contributions received in any quarter will earn interest at the portfolio rate in effect for the quarter, with a minimum guaranteed interest rate.

Company Securities.  The primary purpose of the LNC Stock Fund is to allow you to invest in the common stock of LNC.   For a description of the risks associated with investment in the common stock of LNC, please refer to the Risk Factors in LNC's filings with the SEC incorporated by reference herein (see "Documents Incorporated by Reference" on page 59).

Self-Directed Brokerage Account.  On January 7, 2010, the TD AMERITRADE Self-Directed Brokerage Account ("SDBA") option was opened to allow you access to a broad range of investments, such as stocks, bonds and mutual funds.  In order to have access to the Plan's SDBA, you must review and complete a number of forms.  These forms are available to you to download online at www.LincolnFinancial.com.

By establishing a SDBA within the Plan, you acknowledge that you, the Plan participant, and not the Plan fiduciary, are solely responsible for selecting investments through the SDBA, and that the Plan fiduciary has not vetted or screened any investments available through the SDBA.

If you have any questions about the instructions or forms, you can contact the Lincoln Customer Contact Center for assistance at 800-234-3500.

Risks Associated with the Investment Options

It is important to keep in mind one of the main axioms of investing: the higher the risk of losing money, the higher the potential reward.  The reverse, also, is generally true: the lower the risk, the lower the potential reward.

As you consider investing in the Plan's Investment Options, you should take into account your personal risk tolerance.  Diversification within your investment portfolio can reduce risk.  Recent events in the financial sector and the corresponding market volatility reinforces the importance of a well-diversified portfolio, which is one of the most effective ways to ride out short-term market fluctuations.  When you diversify your portfolio – whether by investing in a ready-mixed fund with exposure to a number of investment sectors, or by investing in a number of funds representing different asset classes or styles – you can potentially reduce risk and increase your exposure to various market opportunities.

The Investment Options are subject to one or more risks which are described in summary fashion in the section entitled "Primary Risks" for each Option, and in greater detail in the prospectus materials (for mutual funds), disclosure statements (for collective investment trusts), and miscellaneous disclosure materials referenced in this document.  Please remember that this Investment Supplement is only a summary of those primary disclosure materials, and is not intended to replace or supersede those materials.  Before investing, you should review the full explanation of risks associated with each investment before making a decision to invest.  Copies of the prospectuses and disclosure statements for mutual funds and collective investment trusts are available by contacting Lincoln Customer Contact Center at: 800-234-3500, or visiting www.LincolnFinancial.com.

The following are summaries of the prospectuses and disclosure statements related to the current Investment Option lineup.  You should read the full prospectuses and disclosure statements for an explanation of the funds and risks involved in investing in any one of the funds.

Tier 1 – Asset Allocation Target Date Funds

(Target date funds provide a diversified portfolio that adjusts automatically based on the number of years remaining until retirement)

State Street Target Retirement Funds

•
Investment Objective: The State Street Target Retirement Funds (the "Funds") seek an investment return that approximates, as closely as practicable, before expenses, the performance of a custom benchmark index (the "Index") over the long term.

•
Investment Strategy: Each Fund seeks to achieve its objective by investing in a set of underlying State Street Global Advisors (SSGA) collective trust funds representing various asset classes. Each Fund (other than the State Street Target Retirement Income Fund) is managed to a specific retirement year (target date) included in its name.  Over time, the allocation to asset classes and funds change according to a predetermined "glide path". (The glide path represents the shifting of asset classes over time and does not apply to the Income Fund.) Each Fund's asset allocation will become more conservative as it approaches its target retirement date. This reflects the need for reduced investment risks as retirement approaches and the need for lower volatility of a portfolio, which may be a primary source of income after retiring. The allocations reflected in the glide path do not reflect tactical decisions made by SSGA to overweight or underweight a particular asset class based on its market outlook but rather management of each fund's strategic allocation according to its glide path and applicable benchmark. Each Fund attempts to closely match the characteristics and returns of its custom benchmark as opposed to any attempts to outperform this benchmark.  Once a Fund reaches its target retirement date, it will begin a five year transition period to the State Street Target Retirement Income Fund resulting at the end of that five year period in an allocation to stocks and real estate that will remain fixed at approximately 35% of assets. The remainder of the Fund will be invested in fixed-income securities.

•
Risk and Return Characteristics: SSGA measures and adjusts each Fund's risk exposure over time given the Fund's target retirement date. SSGA monitors the overall risk of the Fund, in order to avoid unintended risk related to the Fund's target retirement date or other investment time horizon. SSGA attempts to manage risk by, among other things, monitoring asset allocations closely, maintaining diversification, and performing on-going investment reviews.

By investing in a Target Date Fund, you assume the same types of risks, either directly or indirectly, as investing in equity funds and fixed income funds. For assets allocated to equity, the primary risk is that the value of the equity will fluctuate. These fluctuations could cause the value of a Target Date Fund's equity investment and therefore the value of the Target Date Fund held to fluctuate, and you could lose money.

For assets allocated to fixed income, the primary risks are interest rate risk and credit risk. Interest rate risk is the risk that the value of the debt obligations held by the Target Date Fund will fluctuate with changes in interest rates. Credit risk is the risk that the issuer of the debt obligation will be unable to make interest or principal payments on time. The value of the debt obligations held by a Target Date Fund will fluctuate with the changes in the credit ratings of the debt obligations held.

Because the Target Date Fund invests in the shares of funds, the Target Date Fund indirectly invests in the same investments as listed for the various underlying funds. For a more detailed description of the various types of instruments in which the underlying funds may invest and their associated risk, please refer to each of the underlying fund's prospectus.

•	Manager: State Street Global Advisors (SSGA)
•	Expense: 0.12%.

Target Asset Allocation

2060		2055	2050	2045	2040	2035	2030	2025	2020	2015	Income
Equity	86.50%	86.50%	86.50%	86.50%	83.00%	78.00%	71.25%	63.00%	49.50%	35.25%	26.50%
State Street S&P 500 Index Fund	35.90	35.90	35.90	35.90	35.45	34.65	32.75	29.96	24.51	18.35	13.80
State Street Russell Small/Mid Cap Index Fund	16.00	16.00	16.00	16.00	14.35	12.15	10.00	7.92	5.52	3.30	2.60
State Street Global All Cap Equity ex U.S. Index Fund	34.60	34.60	34.60	34.60	33.20	31.20	28.50	25.12	19.48	13.60	10.10
Fixed Income	10.00%	10.00%	10.00%	10.00%	13.50%	18.50%	25.25%	32.75%	43.75%	56.25%	65.00%
State Street U.S. Long Government Bond Index Fund	10.00	10.00	10.00	10.00	10.00	10.00	10.00	8.50	3.50	0.00	0.00
State Street U.S. Short-Term Government/Credit Bond Index Fund	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	6.25	20.00
State Street U.S. High Yield Bond Index Fund	0.00	0.00	0.00	0.00	0.00	0.00	2.02	5.00	6.00	7.00	7.00
State Street U.S. Bond Index Fund	0.00	0.00	0.00	0.00	3.50	8.50	11.75	14.25	22.00	23.50	20.00
State Street U.S. Inflation Protected Bond Index Fund	0.00	0.00	0.00	0.00	0.00	0.00	1.48	5.00	7.25	0.00	0.00
State Street 1-10 Year U.S. TIPS Index Fund	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	5.00	19.50	18.00
Alternatives	3.50%	3.50%	3.50%	3.50%	3.50%	3.50%	3.50%	4.25%	6.75%	8.50%	8.50%
State Street Global Real Estate Securities Index Fund	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.75	3.25	5.00	5.00
State Street Bloomberg Roll Select Commodity Index Fund	3.50	3.50	3.50	3.50	3.50	3.50	3.50	3.50	3.50	3.50	3.50

Tier 2 – Passive Core
(Passively managed, low cost index funds that track the returns of a market index)

State Street US Bond Index Fund – Class C
 (Core Fixed Income Index)

•
Investment Objective: The State Street Bond Index Fund (the "Fund") seeks to offer broadly diversified, low cost exposure to the overall U.S. Bond Market.  The Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the Barclays US Aggregate Bond Index (the "Index") over the long term.

•
Investment Strategy: The Fund is managed using a "passive" or "indexing" investment approach, by which State Street Global Advisors (SSGA) attempts to replicate, before expenses, the performance of the Index.  The Fund may attempt to invest in the securities comprising the Index in the same proportions as they are represented in the Index.  However, due to the large number of securities in the Index and the fact that many of the securities comprising the Index may be unavailable for purchase, it may not be possible for the Fund to purchase some of the securities comprising the Index.  In such a case, SSGA will select securities for the Fund that SSGA believes will track the characteristics of the Index.  The Fund's returns may vary from the returns of the Index.   This Fund is passively managed and will not short sell securities;  It is not a leveraged strategy and may invest in other investment funds, including those managed by SSGA and its affiliates.

•
Risk Management: SSGA monitors the overall risk of the Fund, in order to avoid unintended risk relative to the Index.  SSGA manages portfolio characteristics and transaction costs in a manner intended to provide a return as close as practicable to the benchmark return.

There are risks involved with investing, including possible loss of principal. Risks associated with fixed income securities include, but are not limited to, interest rate risks; the risk of issuer default, and inflation risk. This effect is usually pronounced for longer-term securities. Any fixed income security sold or redeemed prior to maturity may be subject to a substantial gain or loss. Government bonds and corporate bonds generally have more moderate short-term price fluctuations than stocks, but provide lower potential long-term returns. U.S. Treasury Bills maintain a stable value if held to maturity, but returns are generally only slightly above the inflation rate.
Additionally, an investment in the Fund is subject to a number of risks, which include but are not limited to: Call Risk, Cash Position Risk, Conflict of Interest Risk, Counterparty Risk, Credit Risk, Custodial Risk, Debt Securities Risk, Defensive Investing Risk, Derivatives Risk, Extension Risk, Geographic Concentration Risk, Income Risk, Index Risk, Inflation-Indexed Securities Risk, Interest Rate Risk, Investment Risk, Issuer Risk, Large Shareholder Risk, Leveraging Risk, Limited Investment Program Risk, Liquidity Risk, Lower-Rated Securities Risk, Market Risk, Market Disruption and Geopolitical Risk, Mortgage and Other Asset-Backed Securities Risk, Municipal Obligations Risk, Portfolio Turnover Risk, Prepayment Risk, Repurchase Agreement Risk, Risk of Investment in Other Pools, Tax Risk, U.S. Government Securities Risk, Valuation Risk, and Variable and Floating Rate Securities Risk. You should refer to the Fund's Disclosure Document for a complete description of the risks of investing in the Fund.
Risk management does not promise any level of performance or guarantee against loss of principal. SSGA encourages investors to seek the advice of well-qualified financial and tax advisors, accountants, attorneys and other professionals before making any investment or retirement decision.

•	Manager: State Street Global Advisors (SSGA)
•	Expense: 0.06%.

State Street Russell Large Cap Index Fund – C
(Large Cap Core Index)

•
Investment Objective:  The State Street Russell Large Cap Index Fund (the "Fund") seeks to offer broad, low cost exposure to the stocks of large U.S. Companies.  The Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the Russell 1000® Index (the "Index") over the long term.

•
Investment Strategy:  The Fund is managed using a "passive" or "indexing" investment approach, by which State Street Global Advisors (SSGA) attempts to match, before expenses, the performance of the Index.  SSGA will typically attempt to invest in the securities comprising the Index in the same proportion as they are represented in the Index.  In some cases, it may not be possible or practicable to purchase all of the securities comprising the Index, or to hold them in the same weightings as they represent in the Index.  In those circumstances, SSGA may employ a sampling or optimization technique to construct the portfolio in question.  The Fund's returns may vary from the returns of the Index.

From time to time SSGA may purchase securities that are not yet represented in the Index or sell securities that have not yet been removed from the Index.

This Fund is passively managed and will not short sell securities.  It uses futures and may use other derivatives and is not a leveraged strategy.  It may invest in other investment funds, including those managed by SSGA and its affiliates.

•
Risk Management:  SSGA monitors the overall risk of the Fund, in order to avoid unintended risk relative to the Index.  SSGA manages portfolio characteristics and transaction costs in a manner intended to provide a return as close as practicable to the benchmark return.

There are risks involved with investing, including possible loss of principal. Generally, among asset classes, stocks are more volatile than bonds or short-term instruments. Stock values fluctuate in response to the activities of individual companies and general market and economic conditions.

Additionally, an investment in the Fund is subject to a number of risks, which include but are not limited to: Conflict of Interest Risk, Counterparty Risk, Custodial Risk, Derivatives Risk, Equity Risk, Geographic Concentration Risk, Growth Investing Risk, Hedging Transactions and Related Risks, Index Risk, Investment Risk, Issuer Risk, Large Shareholder Risk, Leveraging Risk, Limited Investment Program Risk, Liquidity Risk, Market Capitalization Risk, Market Disruption and Geopolitical Risk, Market Risk, Modeling Risk, Portfolio Turnover Risk, Repurchase Agreement Risk, Risk of Investment in Other Pools, Small and Micro-Cap Companies Risk, Tax Risk, Valuation Risk, and Value Investing Risk. You should refer to the Fund's Disclosure Document for a complete description of the risks of investing in the Fund.

Risk management does not promise any level of performance or guarantee against loss of principal. SSGA encourages investors to seek the advice of well-qualified financial and tax advisors, accountants, attorneys and other professionals before making any investment or retirement decision.

•	Manager: State Street Global Advisors (SSGA)
•	Expense: 0.05%.

State Street Russell Small/Mid Cap Index Fund – C
(Small-Mid Cap Index)

•
Investment Objectives:  The State Street Russell Small/Mid Cap Index Fund (the "Fund") seeks to offer broad, low cost exposure to stocks of small and medium sized U.S. Companies.  The Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the Russell Small Completeness® Index (the "Index") over the long term.

•
Investment Strategies:  The Fund is managed using a "passive" or "indexing" investment approach, by which State Street Global Advisors (SSGA) attempts to match, before expenses, the performance of the Index.  SSGA will typically attempt to invest in the securities comprising the Index in the same proportions as they are represented in the Index.  In some cases, it may not be possible or practicable to purchase all of the securities comprising the Index, or to hold them in the same weightings as they represent in the Index.  In those circumstances, SSGA may employ a sampling or optimization technique to construct the portfolio in question.  The Fund's returns may vary from the returns of the Index.

From time to time SSGA may purchase securities that are not yet represented in the index or sell securities that have not yet been removed from the Index.
This Fund is passively managed and will not short sell securities.  It uses futures and may use other derivatives and is not a leveraged strategy.  It may invest in other investment funds, including, including those managed by SSGA and its affiliates.

•
Risk Management: SSGA monitors the overall risk of the Fund, in order to avoid unintended risk relative to the Index.  SSGA manages portfolio characteristics and transaction costs in a manner intended to provide a return as close as practicable to the benchmark return.

There are risks involved with investing, including possible loss of principal. Generally, among asset classes, stocks are more volatile than bonds or short-term instruments. Stock values fluctuate in response to the activities of individual companies and general market and economic conditions.
Additionally, an investment in the Fund is subject to a number of risks, which include but are not limited to: Conflict of Interest Risk, Counterparty Risk, Custodial Risk, Derivatives Risk, Equity Risk, Geographic Concentration Risk, Growth Investing Risk, Hedging Transactions and Related Risks, Index Risk, Investment Risk, Issuer Risk, Large Shareholder Risk, Leveraging Risk, Limited Investment Program Risk, Liquidity Risk, Market Capitalization Risk, Market Disruption and Geopolitical Risk, Market Risk, Modeling Risk, Portfolio Turnover Risk, Repurchase Agreement Risk, Risk of Investment in Other Pools, Small and Micro-Cap Companies Risk, Tax Risk, Valuation Risk, and Value Investing Risk. You should refer to the Fund's Disclosure Document for a complete description of the risks of investing in the Fund.
Risk management does not promise any level of performance or guarantee against loss of principal. SSGA encourages investors to seek the advice of well-qualified financial and tax advisors, accountants, attorneys and other professionals before making any investment or retirement decision.
•	Manager: State Street Global Advisors (SSGA)
•	Expense: 0.06%.

State Street Global Equity All Cap/ex-US Index Fund – Class C
(International Index)

•
Investment Objectives:  The State Street Global Equity All Cap Equity ex U.S. Index Fund (the "Fund") seeks to offer broad, low cost exposure to stocks of companies, ranging from small to large cap, in developed and emerging countries excluding the United States.  The Fund seeks an investment return that approximates as closely as practicable, before expenses, the performance of the MSCI ACWI ex-USA IMI Index (the "Index") over the long term.

•
Investment Strategies:  The Fund is managed using a "passive" or "indexing" investment approach, by which State Street Global Advisors (SSGA) attempts to match, before expenses, the performance of the Index.  SSGA will typically attempt to invest in the securities comprising the Index in the same proportions as they are represented in the Index.  In some cases, it may not be possible or practicable to purchase all of the securities comprising the Index, or to hold them in the same weightings as they represent in the Index.  In those circumstances, SSGA may employ a sampling or optimization technique to construct the portfolio in question.  The Fund's returns may vary from the returns of the Index.  From time to time SSGA may purchase securities that are not yet represented in the index or sell securities that have not yet been removed from the Index.

This Fund is passively managed and may use futures and other derivatives.  It may invest in other investment pools, including those managed by SSGA and its affiliates.  It is not a leveraged strategy and will not sell securities short.

•
Risk Management: SSGA monitors the overall risk of the Fund, in order to avoid unintended risk relative to the Index.  SSGA manages portfolio characteristics and transaction costs in a manner intended to provide a return as close as practicable to the benchmark return.

There are risks involved with investing, including possible loss of principal.  Generally, among asset classes, stocks are more volatile than bonds or short-term instruments. Stock values fluctuate in response to the activities of individual companies and general market and economic conditions. Investing in foreign domiciled securities may involve risk of capital loss from unfavorable fluctuation in currency values, withholding taxes, from differences in generally accepted accounting principles or from economic or political instability in other nations. Investments in emerging or developing markets may be more volatile and less liquid than investing in developed markets and may involve exposure to economic structures that are generally less diverse and mature and to political systems which have less stability than those of more developed countries.
Additionally, an investment in the Fund is subject to a number of risks, which include but are not limited to: Conflict of Interest Risk, Counterparty Risk, Currency Risk, Custodial Risk, Depositary Receipts Risk, Derivatives Risk, Emerging Markets Risk, Equity Risk, Geographic Concentration Risk, Index Risk, Investment Risk, Issuer Risk, Leveraging Risk, Limited Investment Program Risk, Liquidity Risk, Market Capitalization Risk, Market Risk, Non-US Securities Risk, Portfolio Turnover Risk, Risk of Investment in Other Pools, Small Companies Risk, Tax Risk, and Valuation Risk. You should refer to the Fund's Disclosure Document for a complete description of the risks of investing in the Fund.
Risk management does not promise any level of performance or guarantee against loss of principal. SSGA encourages investors to seek the advice of well-qualified financial and tax advisors, accountants, attorneys and other professionals before making any investment or retirement decision.
•	Manager: State Street Global Advisors (SSGA)
•	Expense: 0.18%.

Tier 3 – Active Core
(Actively managed investment options with a variety of objectives ranging from conservative to aggressive)

The Lincoln Stable Value Account (Insured Product)
(Capital Preservation)

•
Investment Objectives:  This Investment Option seeks to provide a competitive current interest rate that translates into the highest possible return with the lowest level of risk while also offering the protection of principal. Contributions made to the Lincoln Stable Value Account in any quarter will earn interest at the quarterly-set portfolio rate.  The portfolio rate is declared for the quarter and is in effect only for that quarter.  The rate of return through September 30, 2016 is  3.0%.  The rate of return is fixed quarterly (and is based on the 5-year average of the Barclays Stable Income Market Index plus 0.20% as of one month prior to the beginning of each quarter) but will never fall below the guaranteed minimum annual rate of 3.0%.

•
Investment Strategies: The Lincoln Stable Value Account, a fixed annuity, is part of the general account of The Lincoln National Life Insurance Company and is backed by the general credit worthiness and the claims paying ability of The Lincoln National Life Insurance Company.  The general account invests in investment and non-investment grade public companies, U.S. government bonds, high-quality corporate bonds, and other high-quality asset classes in keeping with the investment policy statement for the portfolio.

•
Primary Risks: Credit Risk (the chance that the issuer of a security will fail to pay interest and principal in a timely manner, or that such companies or individuals will be unable to pay the contractual interest or principal on their debt obligations at all); Inflation Risk (the possibility that, over time, the returns will fail to keep up with the rising cost of living); Interest Rate Risk (the chance that bond prices overall will decline over short or even long periods due to rising interest rates); Liquidity Risk (the chance that the insured product is not backed by sufficient reserves to meet participant withdrawals, or would incur a market value adjustment or penalty for early withdrawal from one or more of its contracts); Manager Risk (the chance that poor security selection will cause the Stable Value Fund to under-perform other stability of principal investment options with similar objectives); Market Risk (the chance that the value of your investment will change because of rising (or falling) stock or bond prices).  There is no government guarantee (such as the FDIC guarantee) protecting investments in the Lincoln Stable Value Account.

•	Manager: Delaware Investment Advisers, a series of Delaware Management Business Trust, is the registered investment advisor.
•
Expense:  No asset charges are deducted from participant accounts; however, 0.10% is the investment management expense that the Lincoln National Life Insurance Company pays for the management of the underlying assets.

Delaware Diversified Income Trust (Collective Investment Trust)
(Fixed Income)

•
Investment Objectives:  The Delaware Diversified Income Trust (the "Fund") seeks maximum long-term total return, consistent with reasonable risk.  The benchmark for the Trust is Barclays Capital U.S. Aggregate Index.

•
Investment Strategies: The Fund allocates its investments principally among the following four sectors of the fixed income securities markets: U.S. investment grade, U.S. high yield, international developed markets, and emerging markets.  Under normal circumstances, the Trust will invest at least 80% of its net assets in fixed income securities (the 80% policy).  Delaware Investment Advisers will determine how much of the Trust to allocate to each of the four sectors, based on its evaluation of economic and market conditions and an assessment of the returns and potential for appreciation that can be achieved from investments in each of the four sectors.  There is no guarantee that the Trust will meet its investment objectives.

•
Primary Risks:  The Fund has significant exposure to Credit Risk, Currency Risk, Derivatives Risk, Forward Foreign Currency Contract Risk, High Yield Fixed Income Securities Risk, Interest Rate Risk, International Risk, Investment Strategy Risk, Liquidity Risk, Loans and Other Indebtedness Risk, Market Risk, Pre-payment Risk, and Valuation Risk.  For specific definitions/explanations of these types of risks, see the Delaware Declaration of Trust posted online at www.LincolnFinancial.com, or you can request a copy by calling the Lincoln Customer Contact Center at 800-234-3500.  In general, investments in the Delaware Diversified Income Trust are subject to the risk that the portfolio, particularly with longer maturities, will decrease in value if the interest rates rise. High-yielding, non-investment grade bonds ("junk bonds") involve higher risk than investment grade bonds. Adverse conditions may affect the issuer's ability to pay interest and principal on these securities. Foreign investments are subject to risks not ordinarily associated with domestic investments, such as currency, economic and political risks, and different accounting standards.  Securities of issuers from emerging market countries may be more volatile, less liquid, and generally more risky than investments in issuers from more developed foreign countries.  Diversification does not ensure a profit or guarantee against a loss. The Trust will also be affected by prepayment risk due to its holdings of mortgage-backed securities. With prepayment risk, when homeowners prepay mortgages during periods of low interest rates, the Trust may be forced to redeploy its assets in lower yielding securities. If, and to the extent that, the Trust invests in forward foreign currency contracts or uses other investments to hedge against currency risks, the Trust will be subject to the special risks associated with those activities.

•
Manager:  SEI Trust Company (the "Trustee") serves as the Trustee of the Trust and maintains the ultimate fiduciary authority over the management of investments in the Trust.  The Trustee has engaged Delaware Investment Advisors, a series of Delaware Management Business Trust, to act as the investment sub-advisor to the Trust.

•	Expense: 0.38% (Net of any applicable fund company waivers/reimbursements).

PIMCO Diversified Real Asset Collective Trust
 (Real Return)
•
Investment Objective:  The objective of the PIMCO Diversified Real Asset Collective Trust (the "Fund") is to seek real return which exceeds that of a benchmark consisting of a 1/3 weighting in the Barclays U.S. TIPS Index, a 1/3 weighting in the Bloomberg Commodity Indexsm, and a 1/3 weighting in the Dow Jones U.S. Real Estate Investment Trust Index (the "Benchmark"), consistent with prudent investment management. The Fund seeks to achieve its objective by investing under normal circumstances substantially all of its assets in units of the PIMCO Real Return Collective Trust II, the PIMCO CommoditiesPLUS® Collective Trust and the PIMCO RealEstatePLUS Collective Trust (the "Underlying Funds"). The Fund's return objective is to outperform the Benchmark measured over a full business cycle. There is no assurance that these objectives will be achieved. For more information regarding the Underlying Funds, please refer to the Underlying Funds' investment objectives and policies contained in this Disclosure Memorandum.

•
Investment Strategies:  The Fund is an actively managed portfolio designed to provide strategic exposure to three core real assets.  Treasury Inflation-Protected Securities, commodities and real estate. The Fund seeks to outperform its Benchmark in two key ways. First, PIMCO has the flexibility to reallocate the Fund's assets among the three real asset classes represented by the Underlying Funds based on its ongoing analyses of the global macro economy, including the fixed income, commodity, real estate and equity markets. As a result, the percentage invested by the Fund in each Underlying Fund may differ from the Benchmark weight of 1/3 each. Second, PIMCO will gain expose to these markets by investing in the three Underlying Funds, which are each actively managed to outperform their respective underlying benchmarks. In managing the Fund, PIMCO employs both top-down and bottom-up strategies.

•
Primary Risks:  The principal risks of investment in the Fund, which could adversely affects its value, yield and total return are:  Market Risk, Investment Adviser/Trustee Risk, Call Risk, Derivatives Risk, Turnover Risk, Counterparty Risk, Leveraging Risk, Allocation Risk, Industry/Sector Risk, Interest Rate Risk, High Yield Risk, Emerging Markets Risk, Newly Formed Fund Risk, Short Sale Risk, Conflicts of Interest Risk, Underlying Fund Risk, Issuer Risk, Credit Risk, International Risk, Liquidity Risk, Currency Risk, Mortgage-related and Asset-backed Risk, Commodity Risk, and Real Estate Risk.

•	Manager: PIMCO
•	Expense: 0.65%. (0.41% effective August 1, 2016)

Delaware Large Cap Value Trust (Collective Investment Trust)
(Large Cap Value)

•	Investment Objectives: The Trust seeks long-term capital appreciation. The benchmark for this Trust is the Russell 1000® Value Index.
•
Investment Strategies:  The Trust is invested primarily in securities of large-capitalization companies (with market capitalizations in the range of the Russell 1000.)  The Trust's adviser, Delaware Investment Advisers, seeks securities believed to be undervalued in relation to their intrinsic value as indicated by multiple factors including earnings and cash flow potential.  Delaware Investment Advisers follows a value-oriented investment philosophy in selecting stocks for the Trust using a research intensive approach.

•
Primary Risks:  Conflict of Interest Risk, Currency Risk, Derivatives Risk, Interest Rate Risk, International Risk, Investment Strategy Risk, Liquidity Risk, Market Risk.  For specific definitions/explanations of these types of risks, see the Delaware Declaration of Trust posted on www.LincolnFinancial.com or call the Lincoln Customer Contact Center at 800-234-3500.

•
Manager:  SEI Trust Company ("Trustee") serves as the Trustee of the Trust and maintains the ultimate fiduciary authority over the management of  investments in the Trust.  The Trustee has retained Delaware Investment Advisors, a series of Delaware Management Business Trust, to act as the investment advisor to the Trust.

•	Expense: 0.70%. The Trust will be charged with certain operating expenses, including, without limitation, audit expenses, custody services fees, tax form preparation expenses, legal and other fees.

Delaware Large Cap Growth Trust (Collective Investment Trust)
(Large Cap Growth)

•	Investment Objectives: The Trust seeks long-term capital appreciation. The benchmark for this Trust is the Russell 1000® Growth Index.
•
Investment Strategies:  The Trust is invested primarily in large cap common stocks with market capitalizations generally in the range of the companies in the Russell 1000® Growth Index at the time of purchase.  Investments that the investment advisor, Delaware Investment Advisers believes have the potential for sustainable free cash flow growth.

•
Primary Risk:  Conflicts of Interest Risk, Credit Risk, Currency Risk, Derivatives Risk, International Risk, Investment Strategy Risk, Liquidity Risk, and Market Risk.  For specific definitions/explanations of these types of risks, see the Delaware Declaration of Trust posted on www.LincolnFinancial.com or call the Lincoln Customer Contact Center at 800-234-3500.

•
Manager:  SEI Trust Company ("Trustee") serves as the Trustee of the Trust and maintains the ultimate fiduciary authority over the management of investments in the Trust.  The Trustee has retained, Delaware Investment Advisers, a series of Delaware Management Business Trust, to act as the investment advisor to the Trust.

•
Expense: 0.70%.  The Trust will be charged with certain operating expenses, including, without limitation, audit expenses, custody service fees, tax form preparation expenses, retirement plan platform fees, legal and other fees.

American Funds Growth Fund of America R6 (Mutual Fund)
(Large Cap Growth)

•
Investment Objectives:  The Fund seeks to provide growth of capital.  The benchmark for this Fund is the S&P 500. The S&P 500 is a market-capitalization-weighted index based on the results of 500 widely held common stocks.

•
Investment Strategies:  The Fund invests primarily in common stocks of companies that appear to offer superior opportunities for growth of capital.  The Fund may also hold cash or money market instruments.  The Fund may invest a portion of its assets in securities of issuers domiciled outside the United States.

•
Primary Risks:  Market Risk.  The prices of, and the income generated by, the common stocks and other securities held by the fund may decline due to market conditions and other factors, including those directly involving the issuers of securities held by the fund.  Investing in growth-oriented stocks.  Growth-oriented stocks may involve larger price swings and greater potential for loss than other types of investments.  Investing outside of the United States.  Securities of issuers domiciled outside the United States, or with significant operations outside the United States, may lose value because of political, social, economic or market developments or instability in the countries or regions in which the issuer operates. The prospectus can be found on www.LincolnFinancial.com or call the Lincoln Customer Contact Center at 800-234-3500.

•	Manager: Capital Research and Management Company is the registered investment advisor.
•	Expense: 0.34%.

Boston Co. US Small Mid-Cap Value Equity
 (Small-Mid Cap Equity Value)
•	Investment Objectives: The Boston Company Asset Management's US Small Mid-Capitalization Value Equity strategy seeks to outperform the Russell 2500 Value Index over a long-term investment horizon.
•
Investment Strategies:  The US Small Cap Value Equity strategy primarily invests in small and mid-capitalization U.S. value companies.  Small and mid-capitalization companies are those within the same general market cap range as the issuers included in the benchmark.  The strategy can invest in American Depository Receipts.  The use of derivatives is permitted.

•
Primary Risks:  Equity Securities generally; Issuer risk; Liquidity risk; Market risk; Micro, Small and Medium Capitalization Companies; Sector allocation risk; and   Participant concentration risk.  For specific definitions/explanations of these types of risks, see the CIT Fund Disclosures posted on www.LincolnFinancial.com or call the Lincoln Customer Contact Center at 800-234-3500.

•	Manager: The Boston Company Asset Management, LLC.
•	Expense: 0.70%.

Delaware Smid Cap Growth Trust (Collective Investment Trust)
(Small-Mid Cap Equity Growth)

•	Investment Objectives: The Trust seeks long term capital appreciation by investing primarily in common stocks of growth oriented companies The Trust's benchmark is the Russell 2500® Growth Index.
•
Investment Strategies:  The Trust invests primarily in common stocks of  growth-oriented companies that the adviser believes have long-term capital appreciation potential and expects to grow faster than the U.S. economy.  The adviser particularly seeks the small- to mid-sized companies that address large market opportunities, which it defines as the likelihood that an individual company's goods and/or services will be sold.  The adviser uses the bottom up approach, seeking to select securities of companies, the adviser believes have attractive end market potential, dominant business models, and strong cash flow generation that are attractively priced compared to intrinsic value of the securities.  The adviser also considers a company's operational efficiencies, management's plans for capital allocation, and the company's shareholder orientation.

The Trust generally holds 25 to 30 stocks, although from time to time it may hold fewer or more names, depending upon the adviser's assessment of the investment opportunities available.

•
Primary Risks:  Conflicts of Interest Risk, Credit Risk, Currency Risk, Derivative Risk, Industry/Sector Risk, International Risk, Interest Rate Risk, Investment Strategy Risk, Limited Number of Securities Risk, Liquidity Risk, Market Risk, Small- and Medium-size company Risk.  For specific definitions/explanations of these types of risks, see the Delaware Trust Agreement posted on www.LincolnFinancial.com or call the Lincoln Customer Contact Center at 800-234-3500.

•
Manager:  SEI Trust Company (the "Trustee") serves as the Trustee of the Trust and maintains the ultimate fiduciary authority over the management of  investments in the Trust.  The Trustee has retained Delaware Investment Advisors, a series of Delaware Management Business Trust, to act as the investment adviser to the Trust.

•	Expense: 0.80%.

Dodge & Cox International Stock Fund (Mutual Fund)
(International Equity Value)

•
Investment Objectives:  The Fund seeks long-term growth of principal and income.  The Fund's benchmark is the MCSI EAFE (Europe, Australasia, Far East Index).  The MSCI EAFE is an unmanaged index of the world's stock markets, excluding the United States.

•
Investment Strategies:  The Fund invests primarily in a diversified portfolio of equity securities issued by non-U.S. companies from at least three different countries, including emerging markets.  The Fund considers economic and political stability of a country and protection provided to foreign shareholders.  The Fund invests primarily in medium-to-large well established companies based on standards of the applicable market.

•
Primary Risks:  Equity Risk, Issuer Risk, Liquidity Risk, Management Risk, Market Risk, Non-U.S. Investment Risk, Non-U.S. Currency Risk, Non-U.S. Issuer Risk.  For specific definitions/explanations of these types of risks, please see the prospectus for this Fund.  The prospectus can be found on www.LincolnFinancial.com or call the Lincoln Customer Contact Center at 800-234-3500.

•
In general, foreign investing, especially in developing countries, has special risks such as currency and market volatility and political and social instability. These and other risk considerations are discussed in the Fund's prospectus.

•	Manager: Dodge & Cox is the registered investment advisor.
•	Expense: 0.64%
MFS International Growth Fund (CIT)
(International Equity Growth)

•
Investment Objectives:  The Fund's investment objective is to seek capital appreciation.  The Fund seeks to outperform the MSCI All Country World (ex-US) Growth Index over full market cycles.  A full market cycle is defined as typically three to five years.  MSCI All Country World (ex-US) Growth Index is a market capitalization index that is designed to measure equity market performance for growth securities in the global developed and emerging markets, excluding the U.S.  No assurance can be given that the Fund will achieve it investment objective.

•
Investment Strategies:  In seeking to achieve its investment objective, the Fund relies on a team of global research analysts to identify companies with the highest sustainable earnings growth rates in their industry, companies that are expected to deliver value through the continued compounding of a growing earnings stream, and companies whose stocks are poised for multiple expansions.  Sector and country weightings are the residual of the bottom-up stock selection process, rather than the result of a top-down, macroeconomic outlook.  The Fund seeks to be broadly diversified across countries and sectors.

•
Primary Risks:  Stock Market Risk, Company Risk, Currency Risk, Geographic Concentration Risk, Foreign, Risk, Emerging Markets Risk, Investment Selection Risk, Counterparty and Third Party Exposure Risk, Liquidity Risk and Active and Frequent Trading Risks and Temporary Defensive Strategy Risk.  For specific definitions/explanations of these types of risks, see the MFS Trust and Fund Disclosures posted on www.LincolnFinancial.com or call the Lincoln Customer Contact Center at 800-234-3500.

•	Manager: MFS Heritage Trust Company (the "Trustee") serves as the Trustee of the Trust. The Trustee is a subsidiary of Massachusetts Financial Service Company.
•
Expense: 0.80%.  0.75% Management Fee plus 0.05% Administrative Fee.   The Trustee will bear the Fund's expenses such that a Fund's annual administrative and operational expenses do not exceed the indicated expense caps as currently in effect (0.05%). The expense caps will continue until modified by the Trustee.

LNC STOCK FUND

•	Investment Objectives: This Investment Option is designed to provide participants with the opportunity to invest in LNC securities.
•
Investment Strategies:  To achieve its objective, this Investment Option invests mainly in shares of the common stock of LNC ("LNC Common Stock"), but may also invest in cash or short-term money-market securities to provide the liquidity and flexibility necessary to sell or exchange units of the fund quickly and easily, generally on a daily basis.  When the amount of short-term investments in the Fund fall outside the range of 2.5% to 3.5% of its net assets, LNC Common Stock is either bought or sold to bring the short-term investments back into the target range.

•
Primary Risks:  Investment-Style Risk and Market Risk. This is a non-diversified Investment Option, investing in the stock of a single issuer.  It is therefore a riskier investment than an Investment Option that invests in a diversified pool of stocks of companies with similar characteristics as this account.  For a description of the risks associated with investment in LNC Common Stock, see "Risk Factors" detailed in the most recently filed LNC Annual Report (10-K) and LNC Quarterly Reports (10-Q).  It is a market-valued account, meaning that both the principal value and the investment return may go up and down based on the market price of the LNC Common Stock held in the Fund.  For a more detailed description of LNC Common Stock.  See "Lincoln National Corporation Common Stock" below.

•
Dividends:  You have the option to receive your LNC Stock Fund dividends in cash or to reinvest them.  Dividends paid with respect to your investment in the fund will be automatically reinvested and no action is required if you wish to reinvest your dividends.  If you choose to receive your dividends in cash, your dividends will be paid by check as soon as administratively practicable after the dividend payment date.  Only dividends from your investments in the LNC Stock Fund that have been in the Plan for at least two years can be distributed in cash.

 If you are currently invested in the LNC Stock Fund, and would like to receive dividends in cash, you may change the default dividend reinvestment option by calling the Lincoln Customer Contact Center at 800-234-3500. Changes made by 4 p.m. (Eastern Time) on the last business day before dividends are paid will be applied to the dividends payable on February 1, May 1, August 1, and November 1.  You may change this election as often as you wish, but only the last election on file before the deadline for the applicable dividend payment date will control.

You should be aware that choosing to receive your dividends in cash may result in a lower account value upon retirement, due to fewer assets in the Plan and diminished ability to leverage the power of pre-tax compounding of earnings.

•
Share Ownership: The LNC Stock Fund is a "unitized" stock fund and is the way you can invest in LNC Common Stock within the Plan.  When investing in the LNC Stock Fund, you are purchasing units of the Fund, not actual shares of stock; the Fund owns actual shares of stock.

The "units" you own represent your pro-rata share of the Fund's total assets.  The unit value is determined daily using the values of the underlying assets at the daily closing price of each asset.  The same economic or market conditions and trends that cause the price of  LNCs Common Stock to fluctuate will similarly influence the unit price of the LNC Stock Fund, although the LNC Stock Fund's unit price and the market price of LNC Common Stock are likely to be different.  Additionally, the percentage of short-term investments being held, bought or sold by the fund and any gains/losses realized on the sales of LNC Common Stock impact the investment returns of the unitized LNC Stock Fund.

You may become a direct owner of shares of LNC Common Stock through the Plan only when you take a withdrawal or distribution and elect to receive shares of LNC Common Stock.

•	Share Voting Rights: If you invest in this Investment Option, you will have "pass-through voting rights." This means that Lincoln Financial Group Trust Company, Inc. will vote the shares in the manner that you direct, if you sign and return the proxy card in time. You will have voting rights for the number of shares in this Investment Option that is proportionate to the size of your investment. Otherwise, Lincoln Financial Group Trust Company, Inc. will vote your interest in the Investment Option in the same proportion as the other Plan participants who voted.

•	Trading Restrictions: Officers of LNC and certain other participants of LNC ("Restricted Employees") with access to inside information are subject to regular quarterly trading restrictions imposed by LFG's "Insider Trading and Confidentiality Policy" on any transaction, except normal payroll deductions, that might cause an increase or decrease in that person's interest in the Fund. Except for trading under a written securities trading plan meeting the requirements of Rule 10b5-1, Restricted Employees may only engage in transactions to increase or decrease their interest in LNC Stock Fund during previously announced open window trading periods. Other participants may also be subject to trading restrictions under the Policy.

•	Account Manager: Lincoln Financial Group Trust Company, Inc.
•	Expense: 0.00%.

BROKERAGE ACCOUNT

 On January 7, 2010, the TD AMERITRADE Self-Directed Brokerage Account ("SDBA") option was opened to allow you access to a broad range of investments, such as stocks, bonds and mutual funds.  In order to have access to the Plan's SDBA, you must review and complete a number of forms.  These forms are available to you to download online at (www.LincolnFinancial.com).

By establishing a SDBA within the Plan, you acknowledge that you, the Plan participant, and not the Plan fiduciary, are solely responsible for selecting investments through the SDBA, and that the Plan fiduciary has not vetted or screened any investments available through the SDBA.

A quarterly maintenance fee will be deducted for investments in your SDBA.

If you have any questions about the instructions or forms, you can contact the Lincoln Customer Contact Center for assistance at 800 234-3500.

PLAN INTERESTS ARE SECURITIES

Persons participating in the Plan acquire an interest in the Plan assets held and administered by the Plan Trustee. This interest is itself a security and its acquisition entails the risk of loss as well as the possibility of gain. The character and extent of the participant's interest in the Plan assets and his rights and options in relation thereto are discussed in detail in this prospectus supplement. Before deciding to participate, participants should carefully read this prospectus supplement and consider and assess the risks and opportunities in view of their individual situation.

LINCOLN NATIONAL CORPORATION COMMON STOCK
AND PREFERRED STOCK

General
Our articles of incorporation currently authorize the issuance of 800,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.  We may issue our Preferred Stock from time to time in one or more series by resolution of our board of directors.    At August 26, 2016, we had issued and outstanding 232,828,505 shares of Common Stock.

The following descriptions of the classes of our capital stock are summaries, do not purport to be complete, and are subject, in all respects, to the applicable provisions of the Indiana Business Corporation Law, (the "IBCL"), and our Restated Articles of Incorporation (including: a board of directors' certificate of resolution designating the rights and preferences of the Series A preferred stock;), our Registration Statement on Form 10 filed with the Securities and Exchange Commission on April 28, 1969, including any amendments or reports filed for the purpose of updating such description, which, in each case, are included as exhibits to the registration statement that includes this prospectus supplement.

Common Stock

Transfer Agent and Registrar.  Our Common Stock is traded on the New York Exchange under the symbol "LNC."  The registrar and transfer agent is Wells Fargo Shareowner Services.

Voting Rights.  Except as set forth below under "Anti-Takeover Considerations—Certain State Law Provisions", each holder of record of our Common Stock is entitled to one vote for each share of our Common Stock held on all matters submitted to a vote of the shareholders, including election of directors.  Holders of our Common Stock do not have cumulative voting rights with respect to the election of directors or any other matter.

Dividend Rights.  The holders of our Common Stock may receive cash dividends, if and when declared by our board of directors out of funds legally available for that purpose, and subject to preferential rights of the holders of Preferred Stock or other special classes of stock.

Liquidation Rights.  In the event of liquidation, dissolution or winding up, holders of our Common Stock will be entitled to share ratably in all assets remaining after payments to creditors and after satisfaction of the liquidation preference, if any, of the holders of any Preferred Stock that may at the time be outstanding.

Preemptive Rights.  Holders of our Common Stock do not have any preemptive or similar equity rights.

Preferred Stock

General.  Our restated articles of incorporation authorize our board of directors to provide for the issuance of up to 10 million shares of Preferred Stock, in one or more series, and to fix by resolution and to the extent permitted by the IBCL, the relative rights, preferences and limitations of each series of Preferred Stock, including dividend, redemption, liquidation, sinking fund, conversion and other provisions in the resolutions or certificate establishing or designating the series, without a vote or any other action taken by our shareholders.

Shares Outstanding.  We currently have no shares of Preferred Stock outstanding.
Anti-Takeover Considerations
Certain Provisions of LNC's Restated Articles of Incorporation.
Our restated articles of incorporation provide that the affirmative vote of the holders of three-fourths of our voting stock is required to amend Article III, which deals with the number, classification, qualifications and removal of directors. Article III provides that the number of directors may be fixed in the bylaws, that qualifications for directors may be set in the bylaws, and that the bylaws may provide for classification of our board of directors. The bylaws can be amended only by action of our board of directors or by the shareholders subject to certain limitations set forth in Article III. Article III also provides that directors can be removed, with or without cause, at a meeting of shareholders called expressly for that purpose upon the affirmative vote of the holders of at least three-fourths of our voting stock.
The provisions of Article III requiring the affirmative vote of three-fourths of our voting stock to amend Article III could make it difficult for the shareholders to change the existing provisions of that article, which, in turn, could discourage proxy contests and tender offers and make it more likely that incumbent directors will maintain their positions.
Article IV of our restated articles of incorporation also provide that no shares of the common stock of The Lincoln National Life Insurance Company, our primary insurance subsidiary, may be sold, leased, exchanged, mortgaged, pledged or otherwise disposed of except by the vote of the holders of three-fourths of our shares outstanding and entitled to vote thereon at an annual or special meeting of shareholders.
Article V of our restated articles of incorporation contains a "fair price" provision which requires, subject to certain exceptions, the holders of at least three-fourths of our voting stock to approve certain kinds of business combinations involving LNC and any shareholder holding 10% or more of our voting stock or certain affiliates of that shareholder unless:
•	the transaction is approved by a majority of the members of our board of directors who are not affiliated with the 10% shareholder making the proposal; or
•	the transaction meets certain minimum price and procedural requirements.
In either of these cases, only the normal shareholder and director approval requirements of the IBCL would govern the transaction. The "fair price" provision may be amended or repealed only upon the affirmative vote of the holders of at least three-fourths of our voting stock. The "fair price" provision is intended to increase the likelihood that all our shareholders will be treated similarly if certain kinds of business combinations are affected.

The "fair price" provision may have the effect of making a takeover of us more expensive and may therefor discourage tender offers for less than three-fourths of our stock and acquisitions of substantial blocks of our stock with a view to acquiring control of us.
Certain State Law Provisions.
Chapter 43 of the IBCL also restricts business combinations with interested shareholders. It prohibits certain business combinations, including mergers, sales of assets, recapitalizations, and reverse stock splits, between certain corporations having 100 or more shareholders that also have a class of voting shares registered with the SEC under Section 12 of the Securities Exchange Act of 1934 (which includes us) and an interested shareholder, defined as the beneficial owner of 10% or more of the voting power of the outstanding voting shares of that corporation, for five years following the date the shareholder acquired such 10% beneficial ownership, unless the acquisition or the business combination was approved by the board of directors in advance of that date. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if the shareholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria. A corporation may elect to opt out of these provisions in an amendment to its articles of incorporation approved by a majority of the disinterested shares. Such an amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. Our restated articles of incorporation do not elect to opt out of these provisions.
Chapter 42 of the IBCL includes provisions designed to protect minority shareholders in the event that a person acquires, pursuant to a tender offer or otherwise, shares giving it more than 20%, more than 33 1/3%, or more than 50% of the outstanding voting power (which we refer to as "control shares") of an "issuing public corporation." Unless the issuing public corporation's articles of incorporation or bylaws provide that Chapter 42 does not apply to control share acquisitions of shares of the corporation before the control share acquisition, an acquirer who purchases control shares cannot vote the control shares until each class or series of shares entitled to vote separately on the proposal, by a majority of all votes entitled to be cast by that group (excluding the control shares and any shares held by officers of the corporation and employees of the corporation who are directors thereof), approve in a special or annual meeting the rights of the acquirer to vote the control shares. Unless otherwise provided in a corporation's articles of incorporation or bylaws before a control share acquisition has occurred, in the event that control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters' rights to receive the fair value of their shares.
"Issuing public corporation" means a corporation which is organized in Indiana, has 100 or more shareholders, its principal place of business, its principal office or substantial assets within Indiana and one of the following:
•	more than 10% of its shareholders resident in Indiana;
•	more than 10% of its shares owned by Indiana residents; or
•	10,000 shareholders resident in Indiana.
An issuing public corporation may elect not to be covered by the statute by so providing in its articles of incorporation or bylaws. Our restated articles of incorporation do not elect to opt out of these provisions.
Indiana insurance laws and regulations provide that no person may acquire our voting securities if that person would directly or indirectly be in control of us after the acquisition, unless that person has provided certain required information to us and to the Indiana Insurance Commissioner and the Indiana Insurance Commissioner has approved the acquisition. Control of us is presumed to exist if any person beneficially owns 10% or more of our voting securities. Furthermore, the Indiana Insurance Commissioner may determine, after notice and hearing, that control exists despite the absence of a presumption to that effect. Consequently, no person may acquire, directly or indirectly, 10% or more of our voting securities to be outstanding after any offering of securities pursuant to this prospectus supplement, or otherwise acquire control of us, unless that person has provided such required information to the Indiana Insurance Commissioner and the Indiana Insurance Commissioner has approved such acquisition.

EXPERTS

The consolidated financial statements of LNC appearing in LNC's Annual Report on Form 10-K for the year ended December 31, 2015 (including schedules appearing therein), and the effectiveness of LNC's internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby was originally passed upon for us by Marcie J. Weber, Esquire, Vice President and Senior Counsel of LNC.  As of May 31, 2016, Ms. Weber beneficially owned approximately 3,687 shares of our Common Stock including options exercisable within sixty (60) days of that date.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information and documents with the Securities and Exchange Commission, or SEC. You may read and copy any document we file with the SEC at:

•
public reference room maintained by the SEC in: Washington, D.C. (100 F. Street, N.E., Washington, D.C. 20549). Copies of such materials can be obtained from the SEC's public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330, or

•	the SEC website located at www.sec.gov.

This prospectus supplement supplements a combined prospectus, which is part of Registration Statements filed on Form S-1 and S-3 with the SEC under the Securities Act. This prospectus supplement does not contain all of the information set forth in the Registration Statements and the exhibits and schedules to the Registration Statements. For further information concerning us and the securities, you should read the entire Registration Statements and the additional information described under "Documents Incorporated by Reference" below. The Registration Statements have been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statements or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

Information about us, including the additional information described under "Documents Incorporated by Reference" is also available on our web site at http://www.lincolnfinancial.com/investors. This URL and the SEC's URL above are intended to be inactive textual references only. Such information on our or the SEC's web site is not a part of this prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC's rules allow us to incorporate by reference information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus.

The following documents have been filed (File No. 1-6028) with the SEC in accordance with the provisions of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and are incorporated by reference in this prospectus supplement:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016 and June 30, 2016;

•	Our Current Reports on Form 8-K filed with the SEC on March 1, May 31, July 6, and July 25, 2016 and Form 8-K/A on March 1, July 14, and August 11, 2016; and

•	The description of our Common Stock contained in Form 10 filed with the SEC on April 28, 1969, including any amendments or reports filed for the purpose of updating that description; and

•
The description of our common Stock Purchase rights contained in our Registration Statement on Form 8-A/A, Amendment No. 1, filed with the SEC on December 2, 1996 (File No. 1-6028), including any amendments or reports filed for the purpose of updating that description.

Each LNC document filed subsequent to the date of this prospectus supplement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus supplement.

We will provide without charge to each person to whom this prospectus supplement is delivered, upon the written or oral request of such person, a copy of the documents incorporated by reference as described above (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents), copies of all documents constituting part of the prospectus for the Plan, and copies of the Plan.  Please direct your oral or written request to:  Kirkland L. Hicks, Executive Vice President, General Counsel & Secretary, 150 N. Radnor Chester Road, Radnor, PA  19342, 484-583-1400, or Kirkland.Hicks@lfg.com.